Exhibit 5.1

POSTAL ADDRESS	P.O. Box 71170
1008 BD AMSTERDAM
P.O. Box 2888
3000 CW ROTTERDAM
OFFICE ADDRESS	Parnassusweg 300
1081 LC AMSTERDAM
Blaak 31
3011 GA ROTTERDAM
The Netherlands
INTERNET	www.loyensloeff.com

To:

JBS B.V.

Stroombaan 16, 5th floor

1181 VX Amstelveen

The Netherlands

RE	Dutch law legal opinion – Project Bonds
REFERENCE	50725957
DATE	11 April 2025

1	INTRODUCTION

We have acted as special counsel on certain matters of Dutch law to the Company. We render this opinion regarding the registration of the Class A Common Shares and Class B Common Shares in accordance with the Registration Statement.

2	DEFINITIONS

In this opinion letter:

Company means JBS B.V., registered with the Trade Register under number 76063305.

Class A Common Shares means class A common shares in the capital of the Company, with a nominal value of EUR 0.01 each.

Class B Common Shares means class B common shares in the capital of the Company, with a nominal value of EUR 0.10 each.

Conversion means a conversion of Registered Class A Common Shares into Class B Common Shares and the payment of the nominal value of the Class B Common Shares pursuant to a Conversion Resolution, such in accordance with the New Articles.

Conversion Resolution means a resolution by the board of directors of the Company to convert one or more Class A Common Shares into Class B Common Shares, such in accordance with the New Articles, in the form as attached as Annex I to this opinion letter.

Converted Class B Common Shares means the Class B Common Shares resulting from a Conversion, up to a maximum of 572,981,486 Class B Common Shares.

The public limited liability company Loyens & Loeff N.V. is established in Rotterdam and is registered with the Trade Register of the Chamber of Commerce under number 24370566. Solely Loyens & Loeff N.V. shall operate as contracting agent. All its services shall be governed by its General Terms and Conditions, including, inter alia, a limitation of liability and a nomination of competent jurisdiction. These General Terms and Conditions may be consulted via www.loyensloeff.com. The conditions were also deposited at the Trade Register of the Chamber of Commerce under number 24370566.

AMSTERDAM • BRUSSELS • LONDON • LUXEMBOURG • NEW YORK • PARIS • ROTTERDAM • SINGAPORE • TOKYO • ZURICH

1/13

Registered Class A Common Shares means the 572,981,486 class A common shares in the capital of the Company numbered A-1 up to and including A-572,981,486.

Registration Statement means the draft registration statement on Form F-4 (File No: 333-273211) (excluding any documents incorporated by reference therein or any exhibits thereto), initially filed with the SEC on 12 July 2023, relating to the Class A Common Shares and Class B Common Shares.

Reviewed Documents means the documents listed in paragraph 3.1 of this opinion letter.

SEC means the U.S. Securities and Exchange Commission.

Trade Register means the trade register of the Chamber of Commerce in the Netherlands.

3	SCOPE OF INQUIRY

3.1	For the purpose of rendering this opinion letter, we have only examined and relied upon electronically transmitted copies of the Registration Statement and the following documents:

(a)	an excerpt of the registration of the Company in the Trade Register dated 11 April 2025 (the Excerpt);

(b)	the deed of incorporation of the Company dated 9 October 2019;

(c)	the deed of amendment of the articles of association of the Company dated 3 February 2020;

(d)	the deed of amendment of the articles of association of the Company dated 17 November 2022, including the articles of association (statuten) of the Company (the Articles);

(e)

the resolution of the general meeting of the Company dated 15 February 2023 (the Shareholder’s Resolution), including, inter alia, the resolution to (i) issue, inter alia, the Registered Class A Common Shares and (ii) exclude the pre-emptive rights with respect to such issuance of shares;

(f)	the deed of issuance dated 20 February 2023 (the Deed of Issuance), providing for the issuance of, inter alia, the Registered Class A Common Shares;

(g)

the draft resolution of the general meeting of the Company (the Draft Shareholder’s Resolution), including, inter alia, the resolution to (i) convert the Company into a public limited liability company under Dutch law (naamloze vennootschap) and (ii) amend and completely re-adopt the articles of association of the Company, as attached as Annex II to this opinion letter;

(h)

the draft deed of conversion and amendment of the Company’s articles of association pursuant to which the Company will be converted into a Dutch law public company with limited liability (naamloze vennootschap), as attached as Annex III to this opinion letter (the Deed of Conversion), including the articles of association of the Company as these will read as from the execution of the Deed of Conversion (New Articles); and

Legal opinion JBS B.V.	2/13

(i)	the shareholders’ register (aandeelhoudersregister) of the Company (the Shareholders’ Register).

3.2	We have undertaken the following checks (the Checks) at the date of this opinion letter:

(a)	an inquiry at the Trade Register, confirming that no relevant changes were registered compared to the contents of the Excerpt;

(b)

an inquiry at the Central Insolvency Register (Centraal Insolventieregister) confirming that the Company is not listed with the Central Insolvency Register and not listed on the EU Registrations list with the Central Insolvency Register; and

(c)

an inquiry at EUR-Lex relating to the list referred to in article 2 (3) of Council regulation (EC) No 2580/2001, Annex I of Council regulation (EC) No 881/2002 and the Annex to Council Common Position 2001/931 relating to measures to combat terrorism, confirming that the Company is not listed on such annexes.

3.3

We have not reviewed any documents incorporated by reference or referred to in the Reviewed Documents (unless included as a Reviewed Document) and therefore our opinions do not extend to such documents.

4	NATURE OF OPINION

4.1

We only express an opinion on matters of Dutch law and the law of the European Union, to the extent directly applicable in the Netherlands, in force on the date of this opinion letter, excluding unpublished case law, all as interpreted by Dutch courts and the European Court of Justice. We do not express an opinion on tax law, competition law, sanction laws and financial assistance. The terms “the Netherlands” and “Dutch” in this opinion letter refer solely to the European part of the Kingdom of the Netherlands.

4.2

Our opinion is strictly limited to the matters stated herein. We do not express any opinion on matters of fact, on the commercial and other non-legal aspects of the transactions contemplated by the Reviewed Documents and on any representations, warranties or other information included in the Reviewed Documents and any other document examined in connection with this opinion letter, except as expressly stated in this opinion letter.

4.3

In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. For the purpose of tax law a term may have a different meaning than for the purpose of other areas of Dutch law.

Legal opinion JBS B.V.	3/13

4.4	Any issue of interpretation or liability arising hereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands.

4.5

This opinion letter is issued by Loyens & Loeff N.V. and any liability of Loyens & Loeff N.V. is limited to the amount paid out under its professional liability insurance policies. Individuals or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff N.V. cannot be held liable in any manner whatsoever.

5	OPINIONS

The opinions expressed in this paragraph 5 (Opinions) should be read in conjunction with the assumptions set out in Schedule 1 (Assumptions) and the qualifications set out in Schedule 2 (Qualifications). On the basis of these assumptions and subject to these qualifications and any factual matters or information not disclosed to us in the course of our investigation, we are of the opinion that as at the date of this opinion letter:

5.1	Corporate status

The Company has been duly incorporated as a besloten vennootschap met beperkte aansprakelijkheid (private limited liability company) under Dutch law and, upon due execution of the Deed of Conversion, shall be validly existing as a naamloze vennootschap (public limited liability company) under Dutch law.

5.2	Issued share capital

5.2.1	The Registered Class A Common Shares have been duly authorised and validly issued, and are fully paid and non-assessable.

5.2.2

Upon the occurrence of a Conversion pursuant to a duly executed Conversion Resolution, the Converted Class B Common Shares will have been duly authorised and validly issued, and will be fully paid, validly outstanding and non-assessable.

5.3	No Insolvency

Based solely on the Excerpt and the Checks, the Company has not been granted a suspension of payments (surseance verleend), declared bankrupt (failliet verklaard) or subjected to a public composition proceeding (openbaar onderhands akkoord) by a Dutch court.

6	ADDRESSEES

6.1

This opinion is an exhibit to the Registration Statement and may be relied upon solely for the purpose of the registration of the Registration Statement in accordance with the Securities Act. It may not be supplied, and its contents or existence may not be disclosed, to any person other than as an exhibit to (and therefore together with) the Registration Statement and may not be relied upon for any purpose other than the registration.

Legal opinion JBS B.V.	4/13

6.2

We consent to the filing of this opinion letter with the SEC as an exhibit to the Registration Statement and to the reference to Loyens & Loeff N.V. in the Registration Statement under the heading ‘Legal Matters’. In giving this consent, we do not admit that we are a person whose consent is required under the Securities Act or any rules and regulations promulgated by the SEC.

Yours faithfully,
Loyens & Loeff N.V.

/s/ Loyens & Loeff

Legal opinion JBS B.V.	5/13

Schedule 1

ASSUMPTIONS

The opinions in this opinion letter are subject to the following assumptions:

1	Documents

1.1

All original documents are authentic, all signatures (whether handwritten or electronic) are genuine and were inserted or agreed to be inserted by the relevant individual, and all copies are complete and conform to the originals.

1.2

The information recorded in the Excerpt is true, accurate and complete on the date of the Shareholder’s Resolution and this opinion letter and will be true, accurate and complete on the date of the execution of the Draft Shareholder’s Resolution (although not constituting conclusive evidence thereof, this assumption is supported by the Checks).

1.3	The information recorded in the Shareholders’ Register is true, accurate and complete on the date of this opinion letter.

1.4

Any Conversion Resolution will be adopted by the board of directors of the Company in the form of the draft attached to this opinion letter as Annex I and will not be amended, supplemented, terminated, rescinded, nullified or declared void thereafter.

1.5

The Draft Shareholder’s Resolution will be adopted by the general meeting of the Company in the form of the draft attached to this opinion letter as Annex II and will not be amended, supplemented, terminated, rescinded, nullified or declared void thereafter.

1.6

The Deed of Conversion will be executed in the form of the draft attached to this opinion letter as Annex III and will not be amended, supplemented, terminated, rescinded, nullified or declared void thereafter.

2	Incorporation, existence and corporate power

2.1

The Articles are the articles of association (statuten) of the Company in force on the date of the Shareholder’s Resolution and this opinion letter (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpt) and will be the articles of association (statuten) of the Company in force on the date of the execution of the Draft Shareholder’s Resolution and the date the Deed of Conversion is executed.

2.2

The New Articles as included in the Deed of Conversion in the form of the draft attached to this opinion letter as Annex III will be the articles of association (statuten) of the Company in force on the date of any Conversion Resolution.

Legal opinion JBS B.V.	6/13

2.3

The Company has not been dissolved, merged involving the Company as disappearing entity, demerged, converted, subjected to an intervention, recovery or resolution measure, subjected to any other insolvency proceedings listed in Annex A of Regulation (EU) 2015/848 on insolvency proceedings (recast) other than the insolvency proceedings listed in Annex A under the heading “NEDERLAND”, listed on the list referred to in article 2 (3) of Council Regulation (EC) No 2580/2001, listed in Annex I to Council Regulation (EC) No 881/2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 relating to measures to combat terrorism (although not constituting conclusive evidence thereof, this assumption is supported by the contents of the Excerpts and the Checks).

3	Corporate authorisations

3.1

The Shareholder’s Resolution (a) correctly reflects the resolutions made by the general meeting of the Company in respect of the transactions contemplated by the Deed of Issuance, (b) has been made with due observance of the articles of association (statuten) of the Company and any applicable regulations in effect on the date of the Shareholder’s Resolution and (c) will remain in full force and effect without modification.

3.2

The Draft Shareholder’s Resolution (a) correctly reflects the resolutions to be made by the general meeting of the Company in respect of the transactions contemplated by the Deed of Conversion, (b) will be made with due observance of the Articles and any applicable regulations in effect on the date of the Draft Shareholder’s Resolution and (c) will remain in full force and effect without modification.

3.3

Each Conversion Resolution (a) correctly reflects the resolutions to be made by the board of directors of the Company in respect of a Conversion, (b) will be made with due observance of the New Articles and any applicable regulations in effect on the date of such Conversion Resolution and (c) will remain in full force and effect without modification.

3.4

The Company has not established, has not been requested to establish, nor is in the process of establishing any works council (ondernemingsraad) and there is no works council, which has jurisdiction over the transactions contemplated by the Deeds of Issuance.

4	Other Parties

4.1	Each of the parties to which the Registered Class A Common Shares have been issued, is validly existing under the laws by which it is purported to be governed on the date of the Deed of Issuance.

4.2

Each party to the Deed of Issuance, other than the Company, has all requisite power and capacity (corporate and otherwise) to execute, and to perform its obligations under the Deed of Issuance and the Deed of Issuance has been duly authorised, executed and delivered by or on behalf of the parties thereto other than the Company.

4.3

Each holder of Registered Class A Common Shares will be validly existing under the laws by which it is purported to be governed on the date of a Conversion of such holder’s Registered Class A Common Shares.

Legal opinion JBS B.V.	7/13

5	Share capital

5.1	All steps for payment in respect of the Registered Class A Common Shares have been fulfilled.

5.2

The Registered Class A Common Shares are held by the Company or a subsidiary of the Company as referred to in Section 2:24a of the Dutch Civil Code and the Registered Class A Common Shares have not been cancelled (ingetrokken), reduced (afgestempeld), split, or combined.

5.3	The Registered Class A Common Shares have been duly accepted by the subscriber thereof.

5.4	At the time of a Conversion, the authorised share capital of the Company allows for the Converted Class B Common Shares.

5.5	At the time of a Conversion, the respective Registered Class A Common Shares have not been repurchased (ingekocht), cancelled, reduced, split, or combined.

5.6

At the time of a Conversion, the balance of the Company’s general share premium reserve allows for the difference in nominal value between the Class A Common Shares to be converted and the Converted Class B Common Shares to be paid up at the charge of such reserve.

Legal opinion JBS B.V.	8/13

Schedule 2

QUALIFICATIONS

The opinions in this opinion letter are subject to the following qualifications:

1	Insolvency

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy, suspension of payments, statutory composition proceeding, any intervention, recovery or resolution measure, other insolvency proceedings and fraudulent conveyance (actio Pauliana) and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights.

2	Incorporation, existence and corporate power

2.1

The information obtained from the online inquiry on the relevant website (www.rechtspraak.nl) of the EU Registrations with the Central Insolvency Register (Centraal Insolventieregister) does not provide conclusive evidence that the Company has not been granted a suspension of payments or declared bankrupt by a Dutch court nor does it provide any information regarding any other insolvency proceedings. Under the Dutch Bankruptcy Act (Faillissementswet) the declaration of a bankruptcy is effected by a court order, with effect from and including the day on which the bankruptcy order is issued. The clerk of the bankruptcy court is under an obligation to keep a public register in which, among others, extracts from the court orders by which a bankruptcy order is declared are registered. We have made an online inquiry of the Central Insolvency Register, however, this does not constitute conclusive evidence that the Company is not declared bankrupt, as a proper registration of a bankruptcy order is not a condition for the bankruptcy order to be effective.

2.2

Any dissolution, merger, demerger or conversion involving the Company must be notified to the Trade Register. However, it cannot be assured that such notification has actually been made and therefore the Excerpt does not constitute conclusive evidence that the Company is not dissolved, merged, demerged or converted as a notification to the trade register is not a condition for a dissolution, merger, demerger or conversion to be effective.

3	Accuracy of information

3.1

The Excerpt does not provide conclusive evidence that the facts set out therein are correct and complete. However, subject to limited exceptions, a company cannot invoke the incorrectness or incompleteness of its trade register registration against third parties who were unaware thereof.

3.2

The Shareholders’ Register does not provide conclusive evidence that the facts set out therein are correct and complete However, the management board of a Dutch private or public limited liability company is obliged to regularly update the shareholders’ register.

Legal opinion JBS B.V.	9/13

4	Non-assessable

The term “non-assessable” as used in this opinion letter means that a holder of a share in the capital of the Company will not by mere reason of being such a holder be subject to calls by the Company or its creditors for any further payment on such share.

5	Conversion

As to the New Articles, it should be noted that the Dutch Civil Code is silent on the conversion of shares of a certain class in a Dutch company into shares of another class pursuant to a mechanism in the articles of association of such company. The prevailing view in legal doctrine, however, is that such conversion is possible.

Legal opinion JBS B.V.	10/13

Annex I – Conversion Resolution

BOARD RESOLUTION

JBS N.V.

DATED _____________________

1	Introduction

This is a resolution by the entire board of directors (Board) of JBS N.V., a public limited liability company (naamloze vennootschap) under Dutch law, having its official seat in Amsterdam, the Netherlands, registered with the Dutch trade register under number 76063305 (Company).

2	Definitions

In this resolution the following words shall have the following meanings:

Articles: the articles of association of the Company;

BDR: a Brazilian depositary receipt issued by the depositary, and representing one (1) Class A Common Share;

BDR Record Date: [6 June] 2025 (being the first day of trading of the BDRs on the B3 S.A. – Brasil, Bolsa, Balcão);

Broker: the brokerage firm, bank, broker-dealer or other similar organization at which a person’s beneficial interest in one or more Class A Common Shares is held;

Business Day: any day (other than a Saturday, Sunday or a public holiday) on which banks are open for business in New York, New York, United States of America and in the Netherlands;

Class A Common Share: an ordinary class A share in the Company’s share capital;

Class A Conversion Period: the period starting on [12 June] 2025 (being the first day the Class A Common Shares are admitted to listing and trading on the New York Stock Exchange) and ending on 31 December 2026;

Class A Conversion Request: a request submitted to the Board by an Eligible Shareholder requesting to convert all or part of his Class A Common Shares into Class B Common Shares, which request must:

(a)

indicate the number of Class A Common Shares to which the Class A Conversion Request pertains, provided the maximum number of Class A Common Shares in respect of which an Eligible Shareholder may request conversion during the Class A Conversion Period equals (i) for any Class A Conversion Requests submitted between [12 June] 2025 and 30 September 2026: 55% in total of the number of such Eligible Shareholder’s Convertible Class A Common Shares and (ii) for any Class A Conversion Requests submitted during the Last Conversion Quarter: the number of such Eligible Shareholder’s Convertible Class A Common Shares minus the number of Class A Common Shares already converted in accordance with article 6C of the Articles;

(b)

for any Class A Common Shares to which the Class A Conversion Request pertains not registered in the name of the Eligible Shareholder in the Company’s shareholders register, include a confirmation from the Eligible Shareholder’s Broker that such Eligible Shareholder holds a beneficial interest in such number of Class A Common Shares;

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	11/79

(c)

in the event the Eligible Shareholder is an Eligible Shareholder ADS, include proof satisfactory to the Board confirming (i) that such Eligible Shareholder qualifies as an Eligible Shareholder ADS and (ii) the number of Class A Common Shares that such Eligible Shareholder received from the JBS S.A. ADS Depositary Bank in connection with the Transaction;

(d)

in the event the Eligible Shareholder is an Eligible Shareholder BDR, include a document issued by the depositary of the BDRs, confirming (i) that such Eligible Shareholder qualifies as an Eligible Shareholder BDR and (ii) the number of BDRs to which such Eligible Shareholder was entitled at 10:00 Brazilian time on the BDR Record Date; and

(e)

include an undertaking by the Eligible Shareholder to not transfer the Class A Common Shares to which the Class A Conversion Request pertains from the date on which the Class A Conversion Request is provided to the Board until (and including) the day on which the Class A Common Shares to which the Class A Conversion Request pertains are converted into Class B Common Shares;

Class B Common Share: an ordinary class B share in the Company’s share capital;

Convertible Class A Common Shares: Convertible Class A Common Shares ADS or Convertible Class A Common Shares BDRs, as applicable;

Convertible Class A Common Shares ADS: the number of Class A Common Shares which an Eligible Shareholder ADS is entitled to receive from the JBS S.A. ADS Depositary Bank in connection with the Transaction;

Convertible Class A Common Shares BDR: the number of BDRs to which an Eligible Shareholder BDR is entitled at ten hours Brazilian time (10:00 BRT) on the BDR Record Date (thereby disregarding any fractional BDRs);

Eligible Shareholder: an Eligible Shareholder ADS or an Eligible Shareholder BDR, as applicable;

Eligible Shareholder ADS: a JBS S.A. ADS Holder who is entitled to receive Class A Common Shares in connection with the Transaction;

Eligible Shareholder BDR: a person who is entitled to one or more BDRs at 10:00 Brazilian time on the BDR Record Date, thereby disregarding any fractional BDRs;

Free Float Percentage: the number of Class A Common Shares held by Non-Controlling Shareholders on 31 December 2026 divided by the total number of shares in the capital of the Company outstanding on such date, multiplied by 100%;

JBS S.A.: JBS S.A., a corporation under the laws of Brazil, registered with the commercial register of São Paulo under number 35300330587;

JBS S.A. ADS Holder: a holder of JBS S.A. American depositary shares;

JBS S.A. ADS Depositary Bank: The Bank of New York Mellon;

Last Conversion Quarter: the period starting on 1 October 2026 and ending on 31 December 2026;

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	12/79

Minimum Free Float Percentage: 20%;

Non-Controlling Shareholder: each holder of one or more shares in the capital of the Company, with the exception of (i) J&F Investments Luxembourg S.à r.l. or its legal successor(s), (ii) J&F Investimentos S.A. (J&F) or its legal successor(s), (iii) Fundo de Investimento em Participações Multiestratégia Formosa - Investimento no Exterior (FIP) or its legal successor(s) and (iv) any wholly owned subsidiary of J&F and/or FIP (whether held jointly or individually by them); and

Transaction: the transaction comprising, inter alia, the direct or indirect acquisition of shares in the capital of JBS S.A. by the Company as well as the first admission to listing and trading of the Class A Common Shares on the New York Stock Exchange.

3	Background

3.1

Pursuant to the Articles, during the Class A Conversion Period each Eligible Shareholder may request the conversion of all or part of his Class A Common Shares into Class B Common Shares by submitting a Class A Conversion Request.

3.2

During the period starting on ● and ending on ●, the Board has received ● Class A Conversion Request[s] which [is][are] satisfactory to the Board (Satisfactory Class A Conversion Request[s]), which Satisfactory Class A Conversion Request[s] pertain[s] to an aggregate of ● Class A Common Shares.

3.3

[●include if the resolution pertains to (a) Class A Conversion Request(s) received during the Last Conversion Quarter: Pursuant to the Articles, if the aggregate number of Class A Common Shares in respect of which (a) Class A Conversion Request(s) satisfactory to the Board has or have been received during the Class A Conversion Period would, if all Class A Common Shares to which such Class A Conversion Request(s) pertain(s) are converted into Class B Common Shares (whereby each Class A Common Share is converted into one Class B Common Share), cause the Free Float Percentage to fall below the Minimum Free Float Percentage, the number of Class A Common Shares pertaining to each Class A Conversion Request received during the Last Conversion Quarter shall be reduced on a pro rata basis so that the aggregate number of Class A Common Shares converted into Class B Common Shares does not result in the Free Float Percentage falling below the Minimum Free Float Percentage.

3.4

The aggregate number of Class A Common Shares in respect of which the Board has received [a] Class A Conversion Request[s] during the Class A Conversion Period which it deems satisfactory [does not] result[s] in the Free Float Percentage to fall below the Minimum Free Float Percentage if all such Class A Common Shares would be converted into Class B Common Shares.]

4	Resolutions

In accordance with article 6C of the Articles, the Board resolves:

(a)

[●include if the number of Class A Common Shares to be converted is to be reduced on a pro rata basis: that the number of Class A Common Shares to which the Satisfactory Class A Conversion Request[s] pertain[s] is reduced to [an aggregate of] ● Class A Common Shares as a result of which the Free Float Percentage will not fall below the Minimum Free Float Percentage[ and that, accordingly, the Class A Common Shares to which each Satisfactory Class A Conversion Request pertains is reduced on a pro rata basis in accordance with the overview as included in the Annex A to this resolution;]

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	13/79

(b)

to convert the ● Class A Common Shares to which the Satisfactory Class A Conversion Request[s] pertain[s][, taking into consideration the [pro rata ]reduction as referred to under (a) above,], numbered A-● up to and including A-●[ and A-● up to and including A-●], into ● Class B Common Shares, numbered B-● up to and including B-●, (Converted Class B Common Shares[, with an overview of the Class B Common Shares to be held by each Eligible Shareholder included in the Annex[ B] to this resolution]) with immediate effect as of the execution of this resolution (Conversion); and

(c)

to pay up the difference between the aggregate nominal value of the Class A Common Shares to which the Satisfactory Class A Conversion Request[s] pertain[s][, taking into consideration the [pro rata ]reduction as referred to under (a) above,] and the aggregate nominal value of the Converted Class B Common Shares at the charge of the general share premium reserve maintained by the Company.

5	Confirmations by the Board

5.1	The Board confirms that the Converted Class B Common Shares are fully paid in.

5.2

The Board confirms that it deems that the resolutions adopted hereby fall within the corporate objects of the Company, are in the corporate interest of the Company and are not prejudicial to the interests of creditors of the Company.

5.3	The Board confirms that:

(a)

to the best of its knowledge, no resolution has been adopted concerning a statutory merger or division involving the Company as disappearing entity, the voluntary liquidation of the Company, the filing of a request for its bankruptcy, suspension of payments or any other insolvency proceeding and that the assets of the Company have not been placed under administration;

(b)	to the best of its knowledge, the Company has not been dissolved, declared bankrupt, granted a suspension of payments or subjected to any other insolvency proceeding; and

(c)	the Company has not received a notice concerning its dissolution in accordance with Section 2:19a of the Dutch Civil Code and the Company has its centre of main interests in the Netherlands.

5.4	The Board confirms that the Board regulations do not contain provisions which would preclude the Board from validly adopting these resolutions.

5.5	The Board confirms that the general meeting of the Company has not subjected any resolution of the Board to its approval which precludes the Board from validly adopting these resolutions.

5.6

The Board confirms that the Company has not established, has not been requested to establish nor is in the process of establishing any works council (ondernemingsraad) and that there is no works council which has jurisdiction over the above resolution.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	14/79

5.7	The Board confirms that Loyens & Loeff N.V. and others may rely on these resolutions.

6	Confirmations Directors

6.1	Each member of the Board confirms not to have a direct or indirect personal interest which conflicts with the interest of the Company or its business in respect of the resolutions adopted hereby.

6.2

Each member of the Board confirms not to have been imposed with a civil law director disqualification or suspension to act as a director and not to be aware of any request for such disqualification or suspension.

Signature page follows

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	15/79

SIGNATURE PAGE

Name:	Name:
Title:	Title:

Name:	Name:
Title:	Title:

Name:	Name:
Title:	Title:

Name:	Name:
Title:	Title:

Name:	Name:
Title:	Title:

Name:
Title:

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	16/79

[ANNEX A

OVERVIEW PRO RATA REDUCTION CLASS A COMMON SHARES TO BE CONVERTED]

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	17/79

[ANNEX [B]

OVERVIEW CONVERTED CLASS B COMMON SHARES]

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	18/79

Annex II – Draft Shareholder’s Resolution

SHAREHOLDERS’ RESOLUTION

JBS B.V.

DATED       2025

1	Introduction

This is a resolution by the shareholders (Shareholders) constituting the general meeting (General Meeting) of JBS B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat (statutaire zetel) in Amsterdam, the Netherlands, registered with the Dutch trade register under number 76063305 (Company).

2	Background

2.1

It is intended for the Company to be converted into a public company with limited liability (naamloze vennootschap) under Dutch law and, accordingly, for the articles of association of the Company (Articles) to be completely amended and readopted, in conformity with the draft deed of conversion and amendment to the Articles with reference AGTM/VIERE/REES/5170085/40078555N, prepared by Loyens & Loeff N.V. (Deed).

2.2

The Articles as these will read as of execution of the Deed (New Articles) include a one-tier board structure whereby the board of directors of the Company (Board) consists of executive directors and non-executive directors. The number of executive directors and the number of non-executive directors shall be determined by the Board.

2.3

The New Articles furthermore include that the executive directors and non-executive directors shall be appointed as such by the General Meeting at the nomination of the Board, and that a non-executive director is appointed as chairman of the Board at the nomination of the Board.

2.4

On ● 2025, the Board resolved (Board Resolution) to, subject to execution of the Deed, (i) determine that the Board consists of one executive director and one non-executive director, (ii) nominate Andre Alcantara Ocampos for appointment as [non-]executive director on the Board, (iii) nominate Aguinaldo Gomes Ramos Filho for appointment as [non-]executive director on the Board and (iv) nominate ● for appointment as chairman of the Board.

3	Resolutions

3.1

The General Meeting resolves to (i) convert the Company into a public company with limited liability (naamloze vennootschap) under Dutch law and, (ii) accordingly, amend and completely readopt the Articles, in conformity with the Deed.

3.2

The General Meeting resolves to authorise each member of the Board and also each lawyer, (deputy) civil law notary and employee of Loyens & Loeff N.V., each acting independently, to have the Deed executed.

3.3	The General Meeting resolves to, subject to execution of the Deed, and in accordance with the Board Resolution:

(a)	reappoint Andre Alcantara Ocampos as [non-]executive director on the Board;

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	19/79

(b)	reappoint Aguinaldo Gomes Ramos Filho as [non-]executive director on the Board; and

(c)	appoint ● as chairman of the Board.

4	Confirmations

4.1	The General Meeting confirms that the Articles do not preclude the adoption of shareholders’ resolutions without holding a meeting.

4.2

The General Meeting confirms that JBS Participações Societárias S.A., a direct subsidiary of the Company, is the holder of 572,981,486 class A common shares in the capital of the Company and the Company is the holder of 51,518,514 class A common shares in the capital of the Company, with respect to which class A common shares no votes may be cast in the general meeting of the Company in accordance with Section 2:228 paragraph 6 of the Dutch Civil Code, and that therefore no person other than J&F Investments Luxembourg S.à r.l. can exercise voting rights in the general meeting of the Company.

4.3	By co-signing this resolution, JBS Participações Societárias S.A. and the Company agree to the resolutions as described in this document being adopted outside a meeting.

4.4	The General Meeting confirms that no person other than the Shareholders has the right to attend and address the General Meeting.

4.5	The General Meeting confirms that each member of the Board has been given the opportunity to render advice in respect of this resolution.

4.6

The General Meeting confirms that it has not adopted a resolution concerning a statutory merger or demerger involving the Company as disappearing entity, a conversion or the voluntary liquidation of the Company, the filing of a request for its bankruptcy, suspension of payments or any other insolvency proceeding and that the assets of the Company have not been placed under administration.

4.7	The General Meeting acknowledges that this resolution or a copy thereof will be sent to the Board in order to enable the Board to keep record thereof.

4.8

Each signatory confirms (if applicable) to be individually, or jointly with one or more of the other signatories of this resolution, authorised to represent any legal entity on whose behalf such signatory signs this resolution.

4.9	The General Meeting confirms that Loyens & Loeff N.V. and others may rely on this resolution.

Signature page follows

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	20/79

SIGNATURE PAGE

This written resolution is signed by the Shareholders and shall have immediate effect.

Signed for and on behalf of J&F Investments Luxembourg S.à r.l., by,

Name: Aguinaldo GOMES RAMOS FILHO Title: Category A Manager	Name: Andre ALCANTARA OCAMPOS Title: Category B Manager

Signed for and on behalf of JBS Participações Societárias S.A., for consent to adopting the resolutions concerned outside of a meeting, by,

Name: Title:	Name: Title:

Signed for and on behalf of JBS B.V., for consent to adopting the resolutions concerned outside of a meeting, by,

Name: Aguinaldo GOMES RAMOS FILHO Title: Management board member	Name: Andre ALCANTARA OCAMPOS Title: Management board member

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	21/79

Annex III – Deed of Conversion

AGTM/VIERE/REES/5170085/40078555N

#50621316

OMZETTING EN WIJZIGING

(nieuwe naam: JBS N.V.)

Op ● tweeduizend vijfentwintig is voor mij, mr. Michel Pieter van Agt, notaris met plaats van vestiging Amsterdam, verschenen:

● [● medewerker Loyens & Loeff N.V.], met kantooradres: Parnassusweg 300, 1081 LC Amsterdam.

De comparant heeft het volgende verklaard:

de algemene vergadering van JBS B.V., een besloten vennootschap met beperkte aansprakelijkheid, statutair gevestigd te Amsterdam en met adres: Stroombaan 16, 5e verdieping, 1181 VX Amstelveen, ingeschreven in het handelsregister onder nummer 76063305 (vennootschap), heeft op ● tweeduizend vijfentwintig besloten de vennootschap om te zetten in een naamloze vennootschap, de statuten van de vennootschap te wijzigen en geheel opnieuw vast te stellen, alsmede om de comparant te machtigen deze akte te doen passeren. Van deze besluitvorming blijkt uit een kopie van een aandeelhoudersbesluit, die aan deze akte zal worden gehecht (Bijlage I).

De statuten van de vennootschap zijn vastgesteld bij oprichting van de vennootschap, bij notariële akte op negen oktober tweeduizend negentien, verleden voor mr. B.C. Cornelisse, notaris met plaats van vestiging Amsterdam. De statuten van de vennootschap zijn laatstelijk gewijzigd bij notariële akte op zeventien november tweeduizend tweeëntwintig, verleden voor een waarnemer van ondergetekende notaris.

Ter uitvoering van voormeld besluit wordt de vennootschap met ingang van heden omgezet in een naamloze vennootschap en worden de statuten van de vennootschap zodanig gewijzigd en geheel opnieuw vastgesteld, dat zij in hun geheel komen te luiden als volgt.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	22/79

STATUTEN

HOOFDSTUK I – DEFINITIES EN INTERPRETATIE

1	Definities

1.1	In deze statuten hebben de volgende woorden de volgende betekenis:

aandeel: een aandeel in het kapitaal van de vennootschap, tenzij het tegendeel blijkt, is daaronder begrepen elk gewoon aandeel A, elk gewoon aandeel B en elk conversieaandeel;

aandeelhouder: een houder van een of meer aandelen;

accountant: een accountant als bedoeld in artikel 2:393 BW, of een organisatie waarin dergelijke accountants samenwerken;

algemene vergadering: het orgaan van de vennootschap bestaande uit aandeelhouders en alle andere vergadergerechtigden of een bijeenkomst van aandeelhouders en andere vergadergerechtigden, al naar gelang het geval;

BDR: een Braziliaans certificaat (depositary receipt) uitgegeven door de bewaarder, ieder vertegenwoordigende één (1) gewoon aandeel A;

BDR registratiedatum: [negen juni] tweeduizend vijfentwintig (zijnde de eerste dag waarop de BDR’s verhandelbaar zijn op de B3 S.A. - Brazilië, Bolsa, Balcão);

bestuur: het bestuur van de vennootschap;

bestuurder: een uitvoerende bestuurder of een niet uitvoerende bestuurder;

bestuursreglement: het schriftelijk reglement vastgesteld door het bestuur als bedoeld in artikel 21.4;

bestuursverslag: het bestuursverslag van de vennootschap als bedoeld in artikel 2:391 BW;

broker: de effectenmakelaar, bank, broker-dealer of andere soortgelijke organisatie waar het economisch belang van een persoon in een of meer gewone aandelen A wordt gehouden;

BW: het Burgerlijk Wetboek;

conversieaandeel: een conversieaandeel in het kapitaal van de vennootschap;

conversieaandeel toekenning: heeft de betekenis die daaraan wordt toegekend in artikel 34.9 paragraaf (a);

conversiedatum: (i) indien de vennootschap partij is bij de akte waarbij een of meer gewone aandelen B worden overgedragen welke overdracht kwalificeert als een conversiegebeurtenis, de datum van zulke akte of (ii) indien de vennootschap geen partij is bij de akte waarbij een of meer gewone aandelen B worden overgedragen welke overdracht kwalificeert als een conversiegebeurtenis, de datum van betekening van de akte, of van een notarieel of gewaarmerkt afschrift of uittreksel daarvan, aan de vennootschap, zulks overeenkomstig artikel 12.1;

conversiegebeurtenis betekent het zich voordoen van een overdracht van een gewoon aandeel B door uitoefening van een zekerheidsrecht (met inbegrip van, maar niet beperkt tot, een pandrecht) op dat gewone aandeel B;

conversieverzoek A: heeft de betekenis die daaraan wordt toegekend in artikel 6C;

conversieverzoek B: heeft de betekenis die daaraan wordt toegekend in artikel 6A;

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	23/79

converteerbare gewone aandelen A: de converteerbare gewone aandelen A ADS of de converteerbare gewone aandelen A BDR, zoals van toepassing;

converteerbare gewone aandelen A ADS: het aantal gewone aandelen A dat een rechthebbende aandeelhouder ADS gerechtigd is te verkrijgen van de JBS S.A. ADS bank in verband met de transactie;

converteerbare gewone aandelen A BDR: het aantal BDR’s waarop een rechthebbende aandeelhouder BDR recht heeft om tien uur Braziliaanse tijd (10:00 BRT) op de BDR registratiedatum (waarbij eventuele fractionele BDR’s buiten beschouwing worden gelaten);

dochtermaatschappij: een dochtermaatschappij van de vennootschap als bedoeld in artikel 2:24a BW;

FIP: Fundo de Investimento em Participações Multiestratégia Formosa - Investimento no Exterior, een investeringsfonds naar het recht van Brazilië, geregistreerd bij het Braziliaanse nationale register van belastingbetalers (Cadastro Nacional de Pessoas Jurídicas) onder nummer 26.845.679/0001-03;

gewoon aandeel A: een gewoon aandeel A in het kapitaal van de vennootschap;

gewoon aandeel B: een gewoon aandeel B in het kapitaal van de vennootschap;

groepsmaatschappij: een groepsmaatschappij van de vennootschap als bedoeld in artikel 2:24b BW;

jaarrekening: de jaarrekening van de vennootschap als bedoeld in artikel 2:361 BW;

JBS S.A.: een vennootschap (sociedade por ações) naar het recht van Brazilië, geregistreerd bij het handelsregister van São Paulo onder nummer 35300330587;

JBS S.A. ADS houder: een houder van Amerikaanse certificaten (American depositary shares) van JBS S.A.;

JBS S.A. ADS bank: The Bank of New York Mellon;

J&F: J&F Investimentos S.A., een vennootschap (sociedade por ações) naar het recht van Brazilië, geregistreerd bij het handelsregister van São Paulo (Junta Comercial do Estado de São Paulo) onder nummer 35300340825;

laatste conversiekwartaal: de periode beginnend op een oktober tweeduizend zesentwintig en eindigend op eenendertig december tweeduizend zesentwintig;

LuxCo: J&F Investments Luxembourg S.à r.l., een vennootschap met beperkte aansprakelijkheid (société à responsabilité limitée) naar het recht van het Groothertogdom Luxemburg, geregistreerd bij het Luxemburgse handelsregister (Registre de Commerce et des Sociétés, Luxembourg) onder nummer B276177;

LuxCo conversieverzoek A: heeft de betekenis die daaraan wordt toegekend in artikel 6D;

minderheidsaandeelhouder: iedere aandeelhouder met uitzondering van (i) LuxCo of diens rechtsopvolger(s), (ii) J&F of diens rechtsopvolger(s), (iii) FIP of diens rechtsopvolger(s) en (iv) een honderd procent (100%) dochtermaatschappij van J&F en/of FIP (al dan niet door hen gezamenlijk gehouden);

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	24/79

minimum vrij verhandelbaar percentage: twintig procent (20%);

niet uitvoerende bestuurder: een lid van het bestuur benoemd als niet uitvoerende bestuurder;

rechthebbende aandeelhouder: een rechthebbende aandeelhouder ADS of een rechthebbende aandeelhouder BDR, zoals van toepassing;

rechthebbende aandeelhouder ADS: een JBS S.A. ADS houder die gerechtigd is om gewone aandelen A te verkrijgen in verband met de transactie;

rechthebbende aandeelhouder BDR: een persoon die recht heeft op één of meer BDR’s om tien uur Braziliaanse tijd (10:00 BRT) op de BDR registratiedatum, waarbij fractionele BDR’s buiten beschouwing worden gelaten;

registratiedatum: de achtentwintigste dag vóór de datum van een algemene vergadering, of een andere dag zoals voorgeschreven door de wet;

schriftelijk: per brief, telefax, e-mail, of door een op andere wijze langs elektronische weg toegezonden leesbaar en reproduceerbaar bericht, mits de identiteit van de verzender met afdoende zekerheid kan worden vastgesteld;

soort A conversieperiode: de periode beginnend op [zestien juni] tweeduizend vijfentwintig (zijnde de eerste dag waarop de gewone aandelen A zijn toegelaten tot de notering en de handel op de New York Stock Exchange) en eindigend op eenendertig december tweeduizend zesentwintig;

stemgerechtigden: aandeelhouders met stemrecht, vruchtgebruikers met stemrecht en pandhouders met stemrecht in de algemene vergadering;

transactie: de transactie bestaande uit, onder andere, de directe of indirecte verkrijging van aandelen in het kapitaal van JBS S.A. door de vennootschap alsmede de eerste toelating van gewone aandelen A tot de notering en de handel op de New York Stock Exchange;

uitvoerende bestuurder: een lid van het bestuur benoemd als uitvoerende bestuurder;

vennootschap: de vennootschap waarop deze statuten betrekking hebben;

vergadergerechtigden: aandeelhouders, vruchtgebruikers met vergaderrecht en pandhouders met vergaderrecht;

vergaderrecht: het recht om, in persoon of bij een schriftelijk gevolmachtigde, de algemene vergadering bij te wonen en daarin het woord te voeren;

vervreemder heeft de betekenis die daaraan wordt toegekend in artikel 6B;

vicevoorzitter: de bestuurder benoemd tot vicevoorzitter;

voorzitter: de niet uitvoerende bestuurder benoemd tot voorzitter; en vrij verhandelbaar percentage: het aantal gewone aandelen A gehouden door minderheidsaandeelhouders op eenendertig december tweeduizend zesentwintig gedeeld door het totaal aantal uitstaande aandelen op die datum, vermenigvuldigd met honderd procent (100%); en werkdag: een dag (anders dan een zaterdag, zondag of een feestdag) waarop banken open zijn in New York, New York, Verenigde Staten van Amerika en in Nederland.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	25/79

2	Interpretatie

2.1	Verwijzingen naar artikelen worden geacht te verwijzen naar artikelen van deze statuten, tenzij het tegendeel blijkt.

2.2	Elke verwijzing naar een geslacht omvat alle geslachten.

HOOFDSTUK II – NAAM, ZETEL EN DOEL

3	Naam en zetel

3.1	De naam van de vennootschap is JBS N.V.

3.2	De vennootschap is gevestigd te Amsterdam.

4	Doel

De vennootschap heeft ten doel:

(a)	het oprichten van, het op enigerlei wijze deelnemen in, het besturen van en het toezicht houden op ondernemingen en vennootschappen;

(b)	het financieren van ondernemingen en vennootschappen;

(c)	het lenen, uitlenen en bijeenbrengen van gelden, daaronder begrepen het uitgeven van obligaties, schuldbrieven of andere waardepapieren, alsmede het aangaan van daarmee samenhangende overeenkomsten;

(d)	het verstrekken van adviezen en het verlenen van diensten aan ondernemingen en vennootschappen waarmee de vennootschap in een groep is verbonden en aan derden;

(e)	het verstrekken van garanties, het verbinden van de vennootschap en het bezwaren van activa van de vennootschap voor verplichtingen van de vennootschap, groepsmaatschappijen en/of derden;

(f)	het verkrijgen, vervreemden, beheren en exploiteren van registergoederen en van vermogenswaarden in het algemeen;

(g)	het verhandelen van valuta, effecten en vermogenswaarden in het algemeen;

(h)	het ontwikkelen en verhandelen van patenten, merkrechten, licenties, know how en andere intellectuele en industriële eigendomsrechten;

(i)

het verrichten van alle soorten industriële, financiële en commerciële activiteiten, en al hetgeen met vorenstaande verband houdt of daartoe bevorderlijk kan zijn, alles in de ruimste zin van het woord.

HOOFDSTUK III – AANDELENKAPITAAL

5	Maatschappelijk kapitaal, agioreserve

5.1	Het maatschappelijk kapitaal van de vennootschap bedraagt honderdtweeënvijftig miljoen zevenhonderdduizend euro en negentig eurocent EUR 152.700.000,90).

5.2

Het maatschappelijk kapitaal van de vennootschap is verdeeld in drie miljard vierhonderdzeventig miljoen (3.470.000.000) gewone aandelen A, met een nominaal bedrag van één eurocent (EUR 0,01) elk, één miljard honderdtachtig miljoen (1.180.000.000) gewone aandelen B, met een nominaal bedrag van tien eurocent (EUR 0,10) elk, en tien (10) conversieaandelen, met een nominaal bedrag van negen eurocent (EUR 0,09) elk.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	26/79

5.3

Bij conversie van één of meer gewone aandelen B in gewone aandelen A en conversieaandelen als bedoeld in artikel 6, neemt het maatschappelijk kapitaal af met het aantal aldus geconverteerde gewone aandelen B en neemt het maatschappelijk kapitaal toe met het aantal gewone aandelen A en conversieaandelen waarin dergelijke gewone aandelen B zijn geconverteerd.

5.4

Bij conversie van één of meer gewone aandelen A in gewone aandelen B als bedoeld in artikel 6, neemt het maatschappelijk kapitaal af met het aantal aldus geconverteerde gewone aandelen A en neemt het maatschappelijk kapitaal toe met het aantal gewone aandelen B waarin dergelijke gewone aandelen A zijn geconverteerd.

5.5

Binnen acht dagen na een conversie van aandelen overeenkomstig artikel 6, zal het bestuur (i) een kennisgeving daarvan deponeren bij het Nederlandse handelsregister, welke kennisgeving ten minste moet bevatten het maatschappelijk kapitaal na de conversie, en (ii) de conversie inschrijven in het register van aandeelhouders als bedoeld in artikel 13.

5.6	Geen aandeelbewijzen zullen worden uitgegeven.

5.7

De vennootschap houdt een algemene agioreserve aan ten behoeve van de aandeelhouders. De vennootschap houdt voor elke soort aandelen een afzonderlijke dividendreserve aan, ten behoeve van de houders van de betreffende soort aandelen.

6	Conversie van aandelen

6.1	Elk gewoon aandeel B kan worden geconverteerd in één (1) gewoon aandeel A en één (1) conversieaandeel, met inachtneming van de bepalingen van dit artikel 6.

6.2	Elk gewoon aandeel A kan worden geconverteerd in één (1) gewoon aandeel B, met inachtneming van de bepalingen van dit artikel 6.

6A	Vrijwillige conversie van gewone aandelen B

6A.1

Iedere houder van één of meer gewone aandelen B mag een verzoek doen alle of een gedeelte van zijn gewone aandelen B te converteren in gewone aandelen A en conversieaandelen in de verhouding als bepaald in artikel 6.1 door middel van een schriftelijk verzoek gericht aan het bestuur (conversieverzoek B). Het conversieverzoek B moet:

(a)	het aantal gewone aandelen B vermelden waarop het conversieverzoek B betrekking heeft;

(b)

een afstand bij voorbaat bevatten van de bezwaring die kan komen te rusten op de conversieaandelen die ontstaan als gevolg van een conversie van gewone aandelen B, indien (een deel van) de gewone aandelen B waarop het conversieverzoek B betrekking heeft bezwaard is/zijn met een vruchtgebruik, pandrecht, beslag of andere bezwaring; en

(c)

voorzien in een onherroepelijke en onvoorwaardelijke volmacht van de verzoekende aandeelhouder aan de vennootschap, met het recht van substitutie en beheerst door Nederlands recht, om de in artikel 6A.2 lid (b) beschreven handelingen te verrichten namens die aandeelhouder.

6A.2	Behoudens artikel 6A.3:

(a)	na ontvangst van een voor het bestuur toereikend conversieverzoek B, besluit het bestuur, zo spoedig als redelijkerwijs mogelijk, tot de

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	27/79

conversie van het aantal gewone aandelen B waarop het conversieverzoek B betrekking heeft in gewone aandelen A en conversieaandelen in de verhouding als bepaald in artikel 6.1; en

(b)

onmiddellijk na de conversie is de verzoekende aandeelhouder verplicht de conversieaandelen aan te bieden en om niet over te dragen aan de vennootschap en de vennootschap zal deze conversieaandelen aanvaarden.

6A.3

Voor zover het de vennootschap krachtens toepasselijk recht niet is toegestaan conversieaandelen te verkrijgen in overeenstemming met artikel 6A.2 onder (b), zal het bestuur, zo spoedig als redelijkerwijs mogelijk, een algemene vergadering bijeenroepen in overeenstemming met artikel 26, op welke vergadering zal worden voorgesteld om een zodanig aantal aandelen (die de vennootschap zelf houdt) in te trekken, om de verkrijging van conversieaandelen als bedoeld in artikel 6A.2 onder (b) mogelijk te maken.

6B	Verplichte conversie van gewone aandelen B

6B.1

Een gewoon aandeel B converteert automatisch in één (1) gewoon aandeel A en één (1) conversieaandeel in geval van het optreden van een conversiegebeurtenis met betrekking tot een dergelijk gewoon aandeel B, met inachtneming van de bepalingen van dit artikel 6B en met effect per de conversiedatum.

6B.2

Indien op enig moment een conversieaandeel wordt gehouden door iemand anders dan de vennootschap na een conversiegebeurtenis, is die houder van conversieaandelen (vervreemder) verplicht die conversieaandelen aan te bieden en onbezwaard (zonder enig vruchtgebruik, pandrecht, beslag of andere bezwaring en zonder dat certificaten van aandelen zijn uitgegeven voor dergelijke conversieaandelen) en om niet over te dragen aan de vennootschap. Indien en zolang de vervreemder de relevante conversieaandelen niet aan de vennootschap aanbiedt en overdraagt, is het stemrecht (in zowel de algemene vergadering als soortvergaderingen), het vergaderrecht en het recht om uitkeringen te ontvangen verbonden aan de relevante conversieaandelen, opgeschort.

6B.3

Indien de vervreemder de relevante conversieaandelen niet aanbiedt en overdraagt aan de vennootschap binnen dertig (30) dagen na de conversiedatum is de vennootschap, totdat een dergelijke transactie plaatsvindt, onherroepelijk bevoegd en gevolmachtigd om de relevante conversieaandelen aan te bieden en over te dragen. De vennootschap zal de vervreemder onmiddellijk in kennis stellen wanneer zij overeenkomstig dit artikel 6B.3 overgaat tot aanbieding en overdracht van conversieaandelen aan de vennootschap.

6B.4

Het bestuur mag, van tijd tot tijd, beleid en procedures vaststellen met betrekking tot het algemene beheer van de aandelenkapitaalstructuur die het nodig of raadzaam acht, en de houders van gewone aandelen B verzoeken om beëdigde verklaringen of ander bewijs aan het bestuur te verstrekken die het nodig acht om de juridische en economische eigendom van gewone aandelen B te verifiëren, en om vast te stellen dat zich geen conversiegebeurtenis heeft voorgedaan.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	28/79

6B.5

Voor zover het de vennootschap krachtens toepasselijk recht niet is toegestaan conversieaandelen te verkrijgen in overeenstemming met artikel 6B.2 of 6B.3, al naar gelang het geval, zal het bestuur, zo spoedig als redelijkerwijs mogelijk, een algemene vergadering bijeenroepen in overeenstemming met artikel 26, tijdens welke vergadering zal worden voorgesteld om een zodanig aantal aandelen (die de vennootschap zelf houdt) in te trekken, om de verkrijging van conversieaandelen als bedoeld in artikel 6B.2 of 6B.3, al naar gelang het geval, mogelijk te maken.

6C	Omzetting van gewone aandelen A rechthebbende aandeelhouder

6C.1

Gedurende de soort A conversieperiode kan iedere rechthebbende aandeelhouder, door middel van een schriftelijk verzoek gericht aan het bestuur (conversieverzoek A), verzoeken om de conversie van alle of een gedeelte van zijn gewone aandelen A in gewone aandelen B in de verhouding als bepaald in artikel 6.2. Het conversieverzoek A moet:

(a)

het aantal gewone aandelen A vermelden waarop het conversieverzoek A betrekking heeft, met dien verstande dat het maximum aantal gewone aandelen A ten aanzien waarvan een rechthebbende aandeelhouder overeenkomstig dit artikel 6C tijdens de soort A conversieperiode conversie kan verzoeken gelijk is aan, (i) voor elk conversieverzoek A ingediend tussen [zestien juni] tweeduizend vijfentwintig en dertig september tweeduizend zesentwintig: in totaal vijfenvijftig procent (55%) van het aantal converteerbare gewone aandelen A van de rechthebbende aandeelhouder en (ii) voor elk conversieverzoek A ingediend tijdens het laatste conversiekwartaal: het aantal converteerbare gewone aandelen A van de rechthebbende aandeelhouder minus het aantal gewone aandelen A dat eerder overeenkomstig dit artikel 6C is geconverteerd in gewone aandelen B;

(b)

voor elk gewoon aandeel A waarop het conversieverzoek A betrekking heeft die niet op naam van de rechthebbende aandeelhouder staan in het aandeelhoudersregister als bedoeld in artikel 13, een bevestiging van de broker van de rechthebbende aandeelhouder bevatten dat de rechthebbende aandeelhouder economisch gerechtigd is tot het betreffende aantal gewone aandelen A;

(c)

in het geval de rechthebbende aandeelhouder een rechthebbende aandeelhouder ADS is, bewijs dat toereikend is voor het bestuur bevatten waarin wordt bevestigd (i) dat de rechthebbende aandeelhouder als een rechthebbende aandeelhouder ADS kan worden aangemerkt en (ii) het aantal gewone aandelen A dat de rechthebbende aandeelhouder heeft ontvangen van de JBS S.A. ADS bank in verband met de transactie;

(d)

in het geval de rechthebbende aandeelhouder een rechthebbende aandeelhouder BDR is, een document bevatten, uitgegeven door de bewaarder van de BDR’s, waarin wordt bevestigd (i) dat de rechthebbende aandeelhouder als een rechthebbende aandeelhouder

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	29/79

BDR kan worden aangemerkt en (ii) het aantal BDR’s waartoe de rechthebbende aandeelhouder gerechtigd was om tien uur Braziliaanse tijd (10:00 BRT) op de BDR registratiedatum; en

(e)

een verbintenis bevatten van de rechthebbende aandeelhouder om de gewone aandelen A waarop het conversieverzoek A betrekking heeft, vanaf de datum waarop het conversieverzoek A aan het bestuur wordt verstrekt tot (en met) de dag waarop de gewone aandelen A waar het conversieverzoek A betrekking op heeft worden geconverteerd in gewone aandelen B overeenkomstig artikel 6C.2 of artikel 6C.3, al naar gelang het geval, niet over te dragen.

6C.2

Uiterlijk op de vijftiende (15e) werkdag volgend op het einde van ieder kalenderkwartaal (met uitzondering van het laatste conversiekwartaal), zal het bestuur besluiten (i) tot conversie van het totale aantal gewone aandelen A waarvoor het bestuur, gedurende het voorgaande kalenderkwartaal, (een) conversieverzoek(en) A heeft ontvangen die voor het bestuur toereikend is/zijn in gewone aandelen B in de verhouding als bepaald in artikel 6.2 en (ii) het verschil tussen de totale nominale waarde van de gewone aandelen A waarop het/de conversieverzoek(en) A betrekking heeft/hebben en de totale nominale waarde van de gewone aandelen B waarin de gewone aandelen A worden geconverteerd te voldoen ten laste van de door de vennootschap aangehouden algemene agioreserve.

6C.3

Uiterlijk op de vijftiende (15e) werkdag volgend op het einde van het laatste conversiekwartaal, zal het bestuur besluiten (i) tot conversie van het totale aantal gewone aandelen A waarvoor het bestuur gedurende het laatste conversiekwartaal (een) conversieverzoek(en) A heeft ontvangen die voor het bestuur toereikend is/zijn in gewone aandelen B in de verhouding als bepaald in artikel 6.2, met inachtneming van artikel 6C.4, en (ii) het verschil tussen de totale nominale waarde van de gewone aandelen A waarop het/de conversieverzoek(en) A betrekking heeft/hebben, met inachtneming van artikel 6C.4, en de totale nominale waarde van de gewone aandelen B waarin de gewone aandelen A worden geconverteerd te voldoen ten laste van de door de vennootschap aangehouden algemene agioreserve.

6C.4

Indien het totale aantal gewone aandelen A waarvoor tijdens de soort A conversieperiode (een) voor het bestuur toereikend(e) conversieverzoek(en) A is/zijn ontvangen erin zou resulteren dat, indien alle gewone aandelen A waarop desbetreffend(e) conversieverzoek(en) A betrekking heeft/hebben worden geconverteerd in gewone aandelen B in de verhouding als bepaald in artikel 6.2, het vrij verhandelbare percentage daalt tot onder het minimum vrij verhandelbare percentage, dan zal het aantal gewone aandelen A waarop ieder conversieverzoek A dat is ontvangen tijdens het laatste conversiekwartaal betrekking heeft pro rata worden verminderd, zodat het totale aantal gewone aandelen A dat overeenkomstig dit artikel 6C wordt geconverteerd in gewone aandelen B, er niet toe zal leiden dat het vrij verhandelbare percentage daalt tot onder het minimum vrij verhandelbare percentage.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	30/79

6D	Conversie van gewone aandelen A Luxco

6D.1

Gedurende de soort A conversieperiode kan LuxCo, door middel van een schriftelijk verzoek gericht aan het bestuur (LuxCo conversieverzoek A), verzoeken om de conversie van alle of een gedeelte van zijn gewone aandelen A in gewone aandelen B in de verhouding als bepaald in artikel 6.2. Het LuxCo conversieverzoek A moet:

(a)

het aantal gewone aandelen A vermelden waarop het LuxCo conversieverzoek A betrekking heeft, met dien verstande dat het maximum aantal gewone aandelen A ten aanzien waarvan LuxCo overeenkomstig dit artikel 6D tijdens de soort A conversieperiode conversie kan verzoeken gelijk is aan het aantal aandelen gehouden door LuxCo om tien uur Braziliaanse tijd (10:00 BRT) op de BDR registratiedatum; en

(b)

een verbintenis bevatten van LuxCo om de gewone aandelen A waarop het LuxCo conversieverzoek A betrekking heeft, vanaf de datum waarop het LuxCo conversieverzoek A aan het bestuur wordt verstrekt tot (en met) de dag waarop de gewone aandelen A waar het LuxCo conversieverzoek A betrekking op heeft worden omgezet in gewone aandelen B overeenkomstig artikel 6D.2, niet over te dragen.

6D.2

Uiterlijk op de vijftiende (15e) werkdag volgend op de dag waarop een LuxCo conversieverzoek A is ontvangen, zal het bestuur, mits het LuxCo conversieverzoek naar het oordeel van het bestuur toereikend is, besluiten (i) tot conversie van het totale aantal gewone aandelen A waarvoor het bestuur het LuxCo conversieverzoek A heeft ontvangen in gewone aandelen B in de verhouding als bepaald in artikel 6.2 en (ii) het verschil tussen de totale nominale waarde van de gewone aandelen A waarop het LuxCo conversieverzoek A betrekking heeft en de totale nominale waarde van de gewone aandelen B waarin de gewone aandelen A worden geconverteerd te voldoen ten laste van de door de vennootschap aangehouden algemene agioreserve.

7	Uitgifte van aandelen

7.1

Aandelen worden uitgegeven ingevolge een besluit van het bestuur, indien het bestuur daartoe bij besluit van de algemene vergadering voor een bepaalde duur is aangewezen en met inachtneming van de daarvoor geldende wettelijke voorschriften. Een dergelijke aanwijzing door de algemene vergadering moet bepalen hoeveel aandelen mogen worden uitgegeven.

De aanwijzing kan telkens voor bepaalde opvolgende perioden worden verlengd, met inachtneming van de daarvoor geldende wettelijke voorschriften. Tenzij bij de aanwijzing anders is bepaald, kan de aanwijzing niet worden ingetrokken.

7.2

Indien en voor zover het bestuur niet is aangewezen door de algemene vergadering, worden aandelen uitgegeven ingevolge een besluit van de algemene vergadering. De algemene vergadering blijft naast het bestuur bevoegd te besluiten tot de uitgifte van aandelen indien zulks uitdrukkelijk is bepaald in het besluit waarbij het bestuur wordt aangewezen als bevoegd te besluiten tot de uitgifte van aandelen als omschreven in artikel 7.1.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	31/79

7.3

De artikelen 7.1 en 7.2 zijn van overeenkomstige toepassing op het verlenen van rechten tot het nemen van aandelen, maar zijn niet van toepassing op een uitgifte van aandelen aan een persoon die een voordien reeds verkregen recht tot het nemen van aandelen uitoefent.

7.4

Indien het besluit van de algemene vergadering tot uitgifte van aandelen of tot aanwijzing van de bevoegdheid tot uitgifte van aandelen aan het bestuur als bedoeld in artikel 7.1 afbreuk doet aan de rechten van houders van een bepaalde soort aandelen, is voor de geldigheid van een dergelijk besluit van de algemene vergadering vereist een voorafgaande of gelijktijdige goedkeuring van de groep houders van die soort aandelen.

8	Voorkeursrechten

8.1

Iedere aandeelhouder heeft bij uitgifte van gewone aandelen A en gewone aandelen B een voorkeursrecht naar evenredigheid van het gezamenlijke bedrag van zijn gewone aandelen A en gewone aandelen B. Met betrekking tot de uitgifte van conversieaandelen zijn geen voorkeursrechten van toepassing.

8.2	Dit voorkeursrecht met betrekking tot enige uitgifte van gewone aandelen A en gewone aandelen B is niet van toepassing op:

(a)	aandelen die worden uitgegeven aan werknemers van de vennootschap of van een groepsmaatschappij;

(b)	aandelen die worden uitgegeven tegen inbreng anders dan in geld; en

(c)	aandelen die worden uitgegeven aan een persoon die een eerder verkregen recht tot het nemen van aandelen uitoefent.

8.3

Het voorkeursrecht kan worden beperkt of uitgesloten bij besluit van het bestuur, indien het bestuur daartoe bij besluit van de algemene vergadering voor een bepaalde duur is aangewezen en met inachtneming van de daarvoor geldende wettelijke voorschriften, en het bestuur tevens is aangewezen als bevoegd te besluiten tot de uitgifte van aandelen overeenkomstig artikel 7.1. De aanwijzing kan telkens voor bepaalde opvolgende perioden worden verlengd, met inachtneming van de daarvoor geldende wettelijke voorschriften. Tenzij bij de aanwijzing anders is bepaald, kan de aanwijzing niet worden ingetrokken.

8.4

Indien en voor zover het bestuur niet is aangewezen door de algemene vergadering, kan het voorkeursrecht worden beperkt of uitgesloten bij besluit van de algemene vergadering. De algemene vergadering blijft, naast het bestuur, bevoegd tot beperking of uitsluiting van het voorkeursrecht indien zulks uitdrukkelijk is bepaald in het besluit waarbij het bestuur wordt gemachtigd tot beperking of uitsluiting van het voorkeursrecht zoals omschreven in artikel 8.3.

8.5

Onverminderd het bepaalde in artikel 2:96a BW stelt de algemene vergadering, respectievelijk het bestuur, bij het nemen van een besluit tot uitgifte van aandelen vast op welke wijze en in welk tijdvak deze voorkeursrechten kunnen worden uitgeoefend.

8.6	Artikel 8 is van overeenkomstige toepassing op het verlenen van rechten tot het nemen van aandelen.

9	Storting op aandelen

9.1	Aandelen worden slechts uitgegeven tegen storting van het gehele bedrag waarvoor die aandelen worden uitgegeven en met inachtneming van het bepaalde in de artikelen 2:80, 2:80a en 2:80b BW.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	32/79

9.2

Storting op aandelen moet in geld geschieden voor zover niet een andere inbreng is overeengekomen. Storting anders dan in geld moet geschieden met inachtneming van het bepaalde in artikel 2:94b BW. Storting in een andere valuta dan euro kan slechts geschieden met toestemming van de vennootschap en met inachtneming van het bepaalde in artikel 2:93a BW.

9.3

Aandelen uitgegeven aan (i) huidige of voormalige werknemers van de vennootschap of van een groepsmaatschappij, (ii) huidige of voormalige bestuurders onder een voor hen geldende regeling van de vennootschap en (iii) houders van een in overeenstemming met artikel 7.3 verleend recht tot het nemen van aandelen, kunnen worden volgestort ten laste van de reserves van de vennootschap, zulks onverminderd de bepalingen van artikel 34.

9.4	Het bestuur kan rechtshandelingen als bedoeld in artikel 2:94 BW verrichten zonder de voorafgaande goedkeuring van de algemene vergadering.

HOOFDSTUK IV – EIGEN AANDELEN EN KAPITAALVERMINDERING

10	Verkrijging van eigen aandelen en vervreemding van aandelen

10.1	Volgestorte aandelen mag de vennootschap slechts verkrijgen:

(a)	om niet; of

(b)

tegen betaling indien en voor zover de algemene vergadering het bestuur daartoe heeft gemachtigd voor een bepaalde duur en met inachtneming van de daarvoor geldende wettelijke voorschriften. De algemene vergadering bepaalt in de machtiging hoeveel aandelen mogen worden verkregen door de vennootschap, hoe zij mogen worden verkregen en tussen welke grenzen de prijs moet liggen.

10.2

De machtiging van de algemene vergadering is niet vereist indien de vennootschap volgestorte aandelen verkrijgt om deze aandelen, krachtens een voor hen geldende regeling, over te dragen aan werknemers in dienst van de vennootschap of van een groepsmaatschappij, op de voorwaarde dat deze aandelen zijn opgenomen in een prijscourant van een beurs.

10.3	Elke vervreemding van aandelen door de vennootschap vereist een besluit van het bestuur. Een dergelijk besluit zal ook de voorwaarden van de vervreemding bepalen.

11	Kapitaalvermindering

11.1

De algemene vergadering kan besluiten tot vermindering van het geplaatste kapitaal van de vennootschap door (i) het nominale bedrag van aandelen bij wijziging van deze statuten te verminderen of (ii) intrekking van aandelen die de vennootschap zelf houdt.

11.2

Voor een besluit van de algemene vergadering tot vermindering van het geplaatste kapitaal van de vennootschap is een meerderheid van ten minste twee derden van de uitgebrachte stemmen vereist, indien minder dan de helft van het geplaatste kapitaal van de vennootschap in de algemene vergadering is vertegenwoordigd.

11.3	Indien het besluit van de algemene vergadering tot vermindering van het geplaatste kapitaal van de vennootschap door vermindering van het nominale

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	33/79

bedrag van aandelen door wijziging van deze statuten, als hiervoor bedoeld, afbreuk doet aan de rechten van houders van een bepaalde soort aandelen, is voor de geldigheid van een dergelijk besluit van de algemene vergadering vereist een voorafgaande of gelijktijdige goedkeuring van de groep houders van die soort aandelen.

HOOFDSTUK V – LEVERING VAN AANDELEN

12	Levering van aandelen

12.1

Voor de levering van aandelen is een daartoe bestemde akte vereist, alsmede, behoudens in het geval dat de vennootschap zelf bij die rechtshandeling partij is, schriftelijke erkenning door de vennootschap van de levering. Met een dergelijke erkenning staat gelijk de betekening van de leveringsakte, of van een notarieel of gewaarmerkt afschrift of uittreksel daarvan, aan de vennootschap.

12.2

Artikel 12.1 is van overeenkomstige toepassing op de vestiging van een pandrecht of vruchtgebruik op een aandeel, met dien verstande dat een pandrecht ook kan worden gevestigd zonder erkenning door of betekening aan de vennootschap, in welk geval artikel 3:239 BW van toepassing is en de erkenning door of betekening aan de vennootschap in de plaats treedt van de in artikel 3:239 lid 3 BW bedoelde mededeling.

12.3

Indien en zolang één of meer gewone aandelen A zijn toegelaten tot de handel op de New York Stock Exchange, of als redelijkerwijs kan worden verwacht dat één of meer gewone aandelen A spoedig zullen worden toegelaten tot de handel op de New York Stock Exchange, kan het bestuur besluiten dat het goederenrechtelijke regime met betrekking tot de gewone aandelen A wordt beheerst door het recht van de staat New York, Verenigde Staten van Amerika, als gevolg waarvan de artikelen 12.1 en 12.2 niet van toepassing zijn op de gewone aandelen A. Een dergelijk besluit en de herroeping ervan zullen ter inzage beschikbaar zijn op de website van de vennootschap en bij het Nederlandse handelsregister.

Het goederenrechtelijke regime met betrekking tot de gewone aandelen A (met inbegrip van de wettelijke regels betreffende eigendom, juridische titel en overdracht) die zijn opgenomen in het deel van het aandeelhoudersregister dat door de betreffende transfer agent wordt bijgehouden, wordt beheerst door het recht van de staat New York, Verenigde Staten van Amerika, in overeenstemming met het toepasselijke recht inzake internationaal privaatrecht als bedoeld in titel 10 van Boek 10 BW, in het bijzonder artikel 10:141 BW.

HOOFDSTUK VI – AANDEELHOUDERSREGISTER EN BEPERKTE RECHTEN OP AANDELEN

13	Aandeelhoudersregister

13.1

Het bestuur houdt een aandeelhoudersregister; het bestuur mag een bewaarder aanwijzen om het register ten behoeve van hem te houden. Het register wordt regelmatig bijgewerkt. Het register kan in verschillende delen en op verschillende locaties worden gehouden. Het register kan deels buiten Nederland worden gehouden ter voldoening aan de aldaar geldende wetgeving of ingevolge voorschriften van een effectenbeurs.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	34/79

13.2

Het aandeelhoudersregister vermeldt van elke aandeelhouder de naam, het adres en de verdere door de wet vereiste of door het bestuur passend geachte informatie. Aandeelhouders zullen tijdig de benodigde gegevens aan het bestuur verstrekken. De verantwoordelijkheid voor alle gevolgen van het niet, of onjuist, verstrekken van dergelijke gegevens wordt gedragen door de betreffende aandeelhouder.

13.3

Op verzoek van een aandeelhouder wordt door het bestuur aan hem kosteloos een schriftelijk bewijs verstrekt van de inhoud van het aandeelhoudersregister met betrekking tot de op zijn naam geregistreerde aandelen.

13.4

De artikelen 13.2 en 13.3 zijn van overeenkomstige toepassing op houders van een vruchtgebruik of een pandrecht op een of meer aandelen, met uitzondering van een houder van een pandrecht dat is gevestigd zonder erkenning door of betekening aan de vennootschap.

14	Pandrecht op aandelen

14.1	Op gewone aandelen A en gewone aandelen B kan een pandrecht worden gevestigd. Op conversieaandelen kan geen pandrecht worden gevestigd.

14.2

Behoudens artikel 12.3 (indien van toepassing), indien op een gewoon aandeel A een pandrecht is gevestigd komt het aan dat gewone aandeel A verbonden stemrecht toe aan de aandeelhouder, tenzij het stemrecht bij de vestiging van het pandrecht aan de pandhouder is toegekend. Een pandhouder met stemrecht heeft vergaderrecht.

14.3	Indien op een gewoon aandeel B een pandrecht is gevestigd, kan het stemrecht op dat gewone aandeel B niet aan de pandhouder worden toegekend.

14.4	Een aandeelhouder die vanwege een pandrecht geen stemrecht heeft, heeft vergaderrecht. Een pandhouder zonder stemrecht heeft geen vergaderrecht.

15	Vruchtgebruik op aandelen

15.1

Behoudens artikel 12.3 (indien van toepassing), indien op een gewoon aandeel A een vruchtgebruik is gevestigd komt het aan dat gewone aandeel A verbonden stemrecht toe aan de aandeelhouder, tenzij het stemrecht bij de vestiging van het vruchtgebruik aan de vruchtgebruiker is toegekend. Een vruchtgebruiker met stemrecht heeft vergaderrecht.

15.2	Indien op een gewoon aandeel B of een conversieaandeel een vruchtgebruik is gevestigd, kan het stemrecht op dat aandeel niet aan de vruchtgebruiker worden toegekend.

15.3	Een aandeelhouder die vanwege een vruchtgebruik geen stemrecht heeft, heeft vergaderrecht. Een vruchtgebruiker zonder stemrecht heeft geen vergaderrecht.

16	Certificaten van aandelen

De vennootschap verleent geen medewerking aan de uitgifte van certificaten van aandelen.

HOOFDSTUK VII – BESTUUR EN TOEZICHT

17	Bestuur: samenstelling, benoeming, schorsing en ontslag

17.1

De vennootschap wordt bestuurd door het bestuur. Het bestuur bestaat uit minimaal zeven (7) en maximaal elf (11) bestuurders, waarvan minimaal één (1) en maximaal drie (3) uitvoerende bestuurders en minimaal drie (3) en

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	35/79

maximaal tien (10) niet uitvoerende bestuurders. Het bestuur stelt het aantal uitvoerende bestuurders en het aantal niet uitvoerende bestuurders vast. Alleen natuurlijke personen kunnen bestuurder zijn.

17.2

De uitvoerende bestuurders en de niet uitvoerende bestuurders worden als zodanig benoemd door de algemene vergadering uit een voordracht door het bestuur. Een voordracht door het bestuur vermeldt of een persoon wordt voorgedragen voor benoeming tot uitvoerende bestuurder of niet uitvoerende bestuurder.

17.3

Een bestuurder wordt benoemd voor een termijn van om en nabij één (1) jaar, welke (benoemings)termijn onmiddellijk eindigt na sluiting van de jaarlijkse algemene vergadering gehouden in het jaar na zijn benoeming. Een bestuurder kan worden herbenoemd met inachtneming van de vorige zin. Een niet uitvoerende bestuurder kan in functie zijn voor een termijn van ten hoogste twaalf (12) jaar, al dan niet onderbroken, tenzij de algemene vergadering op voorstel van het bestuur anders besluit.

17.4	De algemene vergadering kan een bestuurder te allen tijde schorsen of ontslaan. Het bestuur kan een uitvoerende bestuurder te allen tijde schorsen.

17.5

Een schorsing kan een of meer keren worden verlengd, maar kan in totaal niet langer dan drie (3) maanden duren. Indien aan het einde van die periode geen besluit is genomen over het opheffen van de schorsing of over het ontslag, zal de schorsing eindigen. Een schorsing kan te allen tijde door de algemene vergadering worden opgeheven.

18	Bestuur: belet of ontstentenis

18.1

In geval van belet of ontstentenis van een uitvoerende bestuurder, zijn de overblijvende uitvoerende bestuurders tijdelijk belast met de uitvoerende bestuurstaken van de vennootschap, met dien verstande dat het bestuur een tijdelijke vervanger kan aanwijzen. In geval van belet of ontstentenis van alle uitvoerende bestuurders, zijn de niet uitvoerende bestuurders tijdelijk belast met de uitvoerende bestuurstaken van de vennootschap, met dien verstande dat het bestuur een of meer tijdelijke vervangers kan aanwijzen.

18.2

In geval van belet of ontstentenis van een niet uitvoerende bestuurder, zijn de overblijvende niet-uitvoerende bestuurders van de vennootschap tijdelijk belast met de taken en bevoegdheden van die niet uitvoerende bestuurder, met dien verstande dat het bestuur een tijdelijke vervanger kan aanwijzen. In geval van belet of ontstentenis van alle niet uitvoerende bestuurders, is de algemene vergadering bevoegd een of meerdere personen aan te wijzen aan wie tijdelijk de taken en bevoegdheden van niet uitvoerende bestuurders toekomen.

18.3	Er is in ieder geval sprake van belet van een bestuurder zoals bedoeld in de artikelen 18.1 en 18.2:

(a)	gedurende de periode waarvoor de bestuurder schriftelijk heeft aangegeven dat sprake is van belet;

(b)	gedurende de schorsing van de bestuurder; of

(c)	gedurende een periode waarin de vennootschap geen contact met de

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bestuurder kan leggen (daaronder begrepen als gevolg van ziekte), mits een dergelijke periode langer duurt dan vijf (5) opeenvolgende dagen (of een dergelijke andere periode in redelijkheid bepaald door het bestuur).

19	Bestuur: voorzitter, vicevoorzitter, Global CEO, Lead Independent Director en andere titels

19.1	De algemene vergadering benoemt op voordracht van het bestuur een niet uitvoerende bestuurder tot voorzitter.

19.2

Het bestuur kan een bestuurder benoemen tot vicevoorzitter. Indien de voorzitter afwezig of belet is, komen de taken van de voorzitter toe aan de vicevoorzitter of, indien de vicevoorzitter een uitvoerende bestuurder is, aan een andere door het bestuur aangewezen niet uitvoerende bestuurder.

19.3

Het bestuur is bevoegd andere titels toe te kennen aan bestuurders, zoals, in geval van een uitvoerende bestuurder, Global Chief Executive Officer (Global CEO) en/of in geval van een niet uitvoerende bestuurder, Lead Independent Director. Het bestuur kan te allen tijde een aan een bestuurder toegekende titel intrekken.

20	Bestuur: bezoldiging

20.1

De vennootschap heeft een beleid met betrekking tot de bezoldiging van uitvoerende bestuurders en niet uitvoerende bestuurders. Het bezoldigingsbeleid wordt door de algemene vergadering vastgesteld op voorstel van het bestuur.

20.2

De bezoldiging van de uitvoerende bestuurders wordt vastgesteld door het bestuur met inachtneming van het door de algemene vergadering vastgestelde bezoldigingsbeleid. De uitvoerende bestuurders nemen niet deel aan de beraadslaging en besluitvorming ten aanzien van de vaststelling van de bezoldiging van de uitvoerende bestuurders.

20.3	De bezoldiging van de niet uitvoerende bestuurders wordt vastgesteld door het bestuur met inachtneming van het door de algemene vergadering vastgestelde bezoldigingsbeleid.

20.4

Een voorstel ten aanzien van regelingen van bezoldigingen in de vorm van aandelen of rechten tot het nemen van aandelen wordt door het bestuur ter goedkeuring aan de algemene vergadering voorgelegd. Dit voorstel bepaalt ten minste het maximale aantal aandelen of rechten tot het nemen van aandelen dat aan bestuurders kan worden toegekend en welke criteria gelden voor toekenning of wijziging.

21	Bestuur: taken en plichten

21.1

Het bestuur is belast met het besturen van de vennootschap en heeft daartoe binnen de grenzen van de wet alle bevoegdheden welke bij deze statuten niet aan anderen zijn toegekend. Bij de vervulling van hun taak richten de bestuurders zich naar het belang van de vennootschap en de met haar verbonden onderneming.

21.2

De uitvoerende bestuurders zijn primair verantwoordelijk voor de dagelijkse gang van zaken binnen de vennootschap. De niet uitvoerende bestuurders houden toezicht op (i) het beleid en de taakuitoefening van de uitvoerende bestuurders en (ii) de algemene gang van zaken van de vennootschap en

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geven advies en richting aan de uitvoerende bestuurders. De uitvoerende bestuurders zullen tijdig aan de niet uitvoerende bestuurders de informatie verstrekken die nodig is om hun taak uit te oefenen.

21.3	De bestuurders vervullen voorts alle taken die bij of krachtens de wet of deze statuten aan hen zijn en worden toebedeeld.

21.4

Het bestuur stelt met inachtneming van deze statuten een bestuursreglement vast met betrekking tot zijn interne organisatie, de wijze waarop besluiten worden genomen, enige quorumvereisten, de samenstelling, taken en organisatie van commissies en alle andere aangelegenheden die het bestuur, de uitvoerende bestuurders, de niet uitvoerende bestuurders en de door het bestuur ingestelde commissies betreffen.

21.5

Het bestuur kan in het bestuursreglement of anderszins schriftelijk zijn taken en bevoegdheden onder de bestuurders verdelen, met dien verstande dat de volgende taken en bevoegdheden niet aan uitvoerende bestuurders mogen worden toebedeeld:

(a)	het toezicht houden op de uitoefening van de taak van de uitvoerende bestuurders;

(b)	het doen van een voordracht voor de benoeming van bestuurders overeenkomstig artikel 17.2;

(c)	het vaststellen van de bezoldiging van een uitvoerende bestuurder overeenkomstig artikel 20.2; en

(d)	het verlenen van een opdracht aan een accountant overeenkomstig artikel 33.1.

21.6

Onverminderd het bepaalde in deze statuten, zijn aan de goedkeuring van de algemene vergadering onderworpen de besluiten van het bestuur omtrent een belangrijke verandering van de identiteit of het karakter van de vennootschap of de met haar verbonden onderneming, waaronder in ieder geval:

(a)	overdracht van de onderneming of vrijwel de gehele onderneming aan een derde;

(b)

het aangaan of verbreken van duurzame samenwerking van de vennootschap of een dochtermaatschappij met een andere rechtspersoon of vennootschap dan wel als volledig aansprakelijke vennoot in een personenvennootschap, indien deze samenwerking of verbreking van ingrijpende betekenis is voor de vennootschap; en

(c)

het nemen of afstoten van een deelneming in het kapitaal van een vennootschap ter waarde van ten minste een derde van het bedrag van de activa van de vennootschap volgens de geconsolideerde balans met toelichting volgens de laatst vastgestelde jaarrekening, door de vennootschap of een dochtermaatschappij;

22	Bestuur: besluitvorming

22.1

Besluiten van het bestuur worden genomen met een gewone meerderheid van de uitgebrachte stemmen, tenzij het bestuursreglement een versterkte meerderheid vereist. Iedere bestuurder heeft één stem. Bij staking van stemmen is het voorstel verworpen.

22.2	Een bestuurder kan in een vergadering van het bestuur alleen worden vertegenwoordigd door een schriftelijk gevolmachtigde andere bestuurder.

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22.3

Vergaderingen van het bestuur kunnen worden gehouden door middel van een vergadering van bestuurders in persoon of door middel van telefoon, videoconferentie of enige andere elektronische communicatie, mits alle bestuurders die aan een dergelijke vergadering deelnemen in staat zijn gelijktijdig met elkaar te communiceren. Deelname aan een vergadering die op een van de voorgaande wijzen wordt gehouden, geldt als aanwezigheid op die vergadering.

22.4

Een document waaruit blijkt dat een of meer besluiten door het bestuur zijn genomen en dat door de voorzitter van het bestuur of door de voorzitter en de secretaris van de desbetreffende vergadering is ondertekend, geldt als geldig bewijs van die besluiten.

22.5

Het bestuur kan ook buiten vergadering besluiten nemen, mits deze besluiten schriftelijk of anderszins worden vastgelegd en geen van de stemgerechtigde bestuurders zich tegen deze wijze van besluitvorming verzet.

22.6

Een bestuurder neemt niet deel aan de beraadslaging en besluitvorming ingeval van een direct of indirect persoonlijk tegenstrijdig belang tussen die bestuurder en de vennootschap en de met haar verbonden onderneming. Indien het bestuur geen besluit kan nemen omdat alle bestuurders niet aan de beraadslaging en besluitvorming kunnen deelnemen als gevolg van een dergelijk tegenstrijdig belang, wordt het besluit desalniettemin door het bestuur genomen, maar zal het bestuur de redenen voor het besluit schriftelijk vastleggen.

22.7

Het bestuur kan krachtens het bestuursreglement of anderszins schriftelijk bepalen dat een of meer bestuurders rechtsgeldig besluiten kunnen nemen omtrent zaken die tot hun taak behoren in de zin van artikel 2:129a lid 3 BW.

23	Bestuur: vrijwaring

23.1

De vennootschap vrijwaart iedere huidige of voormalige bestuurder in elke voorziene of aanhangige actie, rechtszaak, procedure of onderzoek ter zake van elke vordering tegen die bestuurder die verband houdt met de uitoefening van zijn respectievelijke taken als bestuurder, voor alle:

(a)

kosten en uitgaven, met inbegrip van, maar niet beperkt tot, onderbouwde honoraria van advocaten, die redelijkerwijs zijn gemaakt in verband met het voeren van verweer door die bestuurder in de desbetreffende actie, rechtszaak, procedure of het onderzoek of een schikking daarvan;

(b)

aansprakelijkheden, verliezen, schades, boetes, straffen en andere claims en/of financiële gevolgen van (gerechtelijke of arbitrale) uitspraken tegen die bestuurder, met uitzondering van eventuele reputatieschade en (andere) immateriële schade; en

(c)

betalingen door die bestuurder en/of enige andere financiële gevolgen die voortvloeien uit een schikking van een dergelijke actie, rechtszaak, procedure of onderzoek, met uitzondering van reputatieschade en (andere) immateriële schade, onder de voorwaarde van voorafgaande schriftelijke goedkeuring door de vennootschap van een dergelijke schikking (welke goedkeuring niet op onredelijke gronden zal worden onthouden),

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mits hij te goeder trouw handelde en op een wijze waarvan hij in redelijkheid meende dat die in het belang, of althans niet tegen het belang, van de vennootschap was of buiten zijn mandaat, en, met betrekking tot enigerlei strafrechtelijke actie of procedure geen redelijke aanleiding had te menen dat zijn gedrag onwettig was.

23.2

Een vrijwaring door de vennootschap als bedoeld in artikel 23.1 wordt slechts gegeven, na vaststelling door het bestuur dat in het licht van alle omstandigheden van het geval de betreffende bestuurder in aanmerking komt voor vrijwaring aangezien hij de gedragsnormen van artikel 23.1 in acht heeft genomen.

23.3

Gevrijwaarde bedragen als bedoeld in artikel 23.1 onder (a) tot en met (c) kunnen worden betaald door de vennootschap vóór de uiteindelijke uitspraak in, of afwikkeling van, de relevante voorziene of aanhangige actie, rechtszaak of procedure tegen die betreffende bestuurder, na een besluit van het bestuur met betrekking tot het betreffende geval.

23.4	Een (huidige of voormalige) bestuurder heeft geen recht op de in artikel 23 bedoelde vrijwaring, indien en voor zover:

(a)	de vrijwaring naar Nederlands recht niet is toegestaan;

(b)

door een bevoegde rechter, rechterlijk college of, in geval van arbitrage, een arbiter of arbitraal college in een einduitspraak, waartegen geen rechtsmiddelen (meer) openstaan, is vastgesteld dat het handelen of nalaten van de (huidige of voormalige) bestuurder kan worden aangemerkt als opzettelijk, frauduleus, grof nalatig, bewust roekeloos of ernstig verwijtbaar, tenzij zulks in de gegeven omstandigheden naar maatstaven van redelijkheid en billijkheid onaanvaardbaar zou zijn;

(c)

de kosten of het vermogensverlies van de (huidige of voormalige) bestuurder zijn/is gedekt door een verzekering en de verzekeraar is overgegaan tot uitbetaling van de kosten en/of het vermogensverlies; of

(d)

de betreffende procedure door de vennootschap en/of een groepsmaatschappij aanhangig is gemaakt bij de betreffende rechter, rechterlijk college of, in geval van arbitrage, arbiter of arbitraal college, in welk geval hij onverwijld enig bedrag dat aan hem (vooruit, al naar gelang het geval) is betaald onder dit artikel 23, zal terugbetalen aan de vennootschap.

24	Vertegenwoordiging

24.1

Het bestuur is bevoegd de vennootschap te vertegenwoordigen. De vennootschap kan ook worden vertegenwoordigd door de bestuurder met de titel Global Chief Executive Officer zelfstandig, of door twee uitvoerende bestuurders, gezamenlijk handelend. Indien er slechts één uitvoerende bestuurder in functie is, is die uitvoerende bestuurder bevoegd de vennootschap te vertegenwoordigen.

24.2

Het bestuur kan functionarissen met algemene of beperkte vertegenwoordigingsbevoegdheid aanstellen. Iedere functionaris is bevoegd de vennootschap te vertegenwoordigen, met inachtneming van de beperkingen die

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hem worden opgelegd. Het bestuur bepaalt de titel van iedere functionaris. Deze functionarissen kunnen worden ingeschreven in het Nederlandse handelsregister onder vermelding van de omvang van hun vertegenwoordigingsbevoegdheid.

HOOFDSTUK VIII – ALGEMENE VERGADERING EN SOORTVERGADERING

25	Algemene vergadering

25.1	Algemene vergaderingen worden gehouden in Amsterdam of Haarlemmermeer (inclusief Schiphol).

25.2	De jaarlijkse algemene vergadering wordt elk jaar gehouden binnen zes maanden na afloop van het boekjaar van de vennootschap.

25.3	Andere algemene vergaderingen worden gehouden zo dikwijls het bestuur of de voorzitter zulks noodzakelijk acht.

26	Algemene vergadering: bijeenroeping

26.1	Algemene vergaderingen worden bijeengeroepen door het bestuur of de voorzitter.

26.2

Een of meer aandeelhouders en/of andere vergadergerechtigden die alleen of gezamenlijk ten minste het door de wet voor dit doel voorgeschreven gedeelte van het geplaatste kapitaal van de vennootschap vertegenwoordigen, kunnen het bestuur schriftelijk, onder nauwkeurige opgave van de te behandelen onderwerpen, verzoeken een algemene vergadering bijeen te roepen. Indien het bestuur niet de nodige maatregelen heeft getroffen opdat de algemene vergadering binnen de wettelijke termijn na het verzoek gehouden kan worden, kunnen de verzoekende aandeelhouders en/of andere vergadergerechtigden op hun verzoek door de voorzieningenrechter van de rechtbank worden gemachtigd tot de bijeenroeping van een algemene vergadering.

27	Algemene vergadering: oproeping en agenda

27.1	De oproeping tot een algemene vergadering wordt gedaan door het bestuur door middel van een aankondiging met inachtneming van de wettelijke oproepingstermijn en in overeenstemming met de wet.

27.2

Bij de oproeping tot een algemene vergadering worden vermeld de te behandelen onderwerpen, welke onderwerpen ter bespreking en welke punten ter stemming zijn, de plaats en het tijdstip van de vergadering, de procedure voor deelname aan de vergadering al dan niet bij schriftelijk gevolmachtigde, het adres van de website van de vennootschap en, indien van toepassing, de procedure voor deelname aan de vergadering en uitoefening van het stemrecht door middel van een elektronisch communicatiemiddel als bedoeld in artikel 28.4, en met inachtneming van hetgeen terzake in de wet is bepaald.

27.3

Bij de oproeping tot een algemene vergadering wordt tevens de registratiedatum vermeld alsmede de wijze waarop de vergadergerechtigden zich kunnen laten registreren en de wijze waarop zij hun rechten kunnen uitoefenen.

27.4

Een onderwerp waarvan de behandeling schriftelijk is verzocht door een of meer aandeelhouders en/of andere vergadergerechtigden die alleen of gezamenlijk ten minste het door de wet voor dit doel voorgeschreven gedeelte van het geplaatste kapitaal van de vennootschap vertegenwoordigen, wordt

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opgenomen in de oproeping tot de algemene vergadering of wordt op dezelfde wijze aangekondigd als de overige onderwerpen ter bespreking, mits de vennootschap het met redenen omklede verzoek niet later dan zestig (60) dagen voor de dag van de vergadering heeft ontvangen. Dergelijke schriftelijke verzoeken moeten voldoen aan de door het bestuur vastgestelde voorwaarden zoals geplaatst op de website van de vennootschap.

28	Algemene vergadering: toegang

28.1

De vergadergerechtigden en de stemgerechtigden die op de registratiedatum voor een algemene vergadering als zodanig zijn ingeschreven in een daartoe door het bestuur aangewezen register, gelden voor die algemene vergadering als vergadergerechtigden respectievelijk stemgerechtigden, ongeacht wie ten tijde van de algemene vergadering de rechthebbenden op de aandelen zijn.

28.2

Als een persoon het vergaderrecht en stemrecht in een algemene vergadering wil uitoefenen, dan moet die persoon de vennootschap uiterlijk op de in de oproeping tot de algemene vergadering genoemde dag en wijze schriftelijk in kennis stellen van zijn voornemen daartoe.

28.3

Het bestuur kan in de oproeping tot een algemene vergadering bepalen dat een stem die voorafgaand aan de vergadering wordt uitgebracht door middel van een elektronisch communicatiemiddel of bij brief, wordt gelijkgesteld met een ter vergadering uitgebrachte stem. Een dergelijke stem kan niet worden uitgebracht voor de registratiedatum voor de algemene vergadering.

28.4

Het bestuur kan besluiten dat iedere vergadergerechtigde bevoegd is om, in persoon of bij schriftelijk gevolmachtigde, door middel van een elektronisch communicatiemiddel aan de algemene vergadering deel te nemen, daarin het woord te voeren en, indien van toepassing, het stemrecht uit te oefenen, op voorwaarde dat deze persoon via hetzelfde elektronisch communicatiemiddel kan worden geïdentificeerd en rechtstreeks kan kennisnemen van de verhandelingen ter vergadering en, indien van toepassing, het stemrecht uit te oefenen. Het bestuur kan voorwaarden verbinden aan het gebruik van het elektronisch communicatiemiddel, mits deze voorwaarden redelijk en noodzakelijk zijn voor de identificatie van de vergadergerechtigde en de betrouwbaarheid en veiligheid van de communicatie. De voorwaarden worden in de oproeping tot een algemene vergadering opgenomen en op de website van de vennootschap geplaatst.

28.5	De bestuurders zijn bevoegd de algemene vergadering bij te wonen en hebben als zodanig een raadgevende stem in de algemene vergadering.

28.6

De voorzitter van de algemene vergadering beslist omtrent alle kwesties die verband houden met de toelating tot de algemene vergadering. De voorzitter van de algemene vergadering kan derden toelaten tot de algemene vergadering.

28.7

De vennootschap kan bepalen dat enig persoon, alvorens hij wordt toegelaten tot een algemene vergadering, zichzelf moet identificeren door middel van een geldig paspoort of door middel van een andere wijze van identificatie en/of veiligheidsmaatregelen moet ondergaan welke de vennootschap passend acht onder de gegeven omstandigheden.

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28.8	De algemene vergadering kan gevoerd worden in het Nederlands of in het Engels, zoals bepaald door de voorzitter van de algemene vergadering.

29	Algemene vergadering: voorzitter, secretaris en notulen

29.1

De algemene vergadering wordt voorgezeten door de voorzitter of, in zijn afwezigheid, de vicevoorzitter, mits de vicevoorzitter een niet uitvoerende bestuurder is. Indien de vicevoorzitter eveneens afwezig is, indien de vicevoorzitter een uitvoerende bestuurder is of indien geen bestuurder is benoemd tot vicevoorzitter, wijst het bestuur een niet uitvoerende bestuurder aan om de taken van de voorzitter uit te voeren. Indien (i) de voorzitter niet ter vergadering aanwezig is, (ii) de vicevoorzitter niet ter vergadering aanwezig is en/of een uitvoerende bestuurder is en (iii) geen andere bestuurder door het bestuur is aangewezen om de algemene vergadering voor te zitten, wijst de algemene vergadering zelf een voorzitter aan.

29.2	De voorzitter van de algemene vergadering wijst een secretaris van de algemene vergadering aan.

29.3

Van het verhandelde in een algemene vergadering worden door de secretaris notulen gehouden, tenzij op verzoek van het bestuur een notarieel proces-verbaal van de algemene vergadering wordt opgemaakt. De notulen worden vastgesteld door de voorzitter en de secretaris van de algemene vergadering en ten blijke daarvan door hen ondertekend. Een document waaruit blijkt dat een of meer besluiten door de algemene vergadering zijn genomen en dat door de voorzitter en de secretaris van de desbetreffende vergadering is ondertekend, geldt als geldig bewijs van die besluiten.

30	Algemene vergadering: besluitvorming

30.1

Ieder gewoon aandeel A geeft recht op het uitbrengen van één (1) stem tijdens de algemene vergadering en ieder gewoon aandeel B geeft recht op het uitbrengen van tien (10) stemmen tijdens de algemene vergadering. Indien en zolang de stemrechten niet zijn opgeschort, geeft ieder conversieaandeel recht op het uitbrengen van negen (9) stemmen tijdens de algemene vergadering.

30.2	Voor zover de wet of deze statuten geen versterkte meerderheid voorschrijven, worden alle besluiten van de algemene vergadering genomen met een gewone meerderheid van de uitgebrachte stemmen.

30.3	De voorzitter van de algemene vergadering bepaalt de wijze van stemming.

30.4	Onthoudingen, blanco stemmen en ongeldige stemmen worden niet als stemmen geteld.

30.5	Het oordeel van de voorzitter van de algemene vergadering omtrent de uitslag van een stemming is beslissend.

30.6	Over alle geschillen betreffende de stemmingen waarin bij de wet of de statuten niet is voorzien, beslist de voorzitter van de algemene vergadering.

30.7

In de algemene vergadering kan geen stem worden uitgebracht voor een aandeel dat toebehoort aan de vennootschap of een dochtermaatschappij; evenmin voor een aandeel waarvan de vennootschap of een dochtermaatschappij de certificaten houdt. De vennootschap of een dochtermaatschappij kan geen stem uitbrengen voor een aandeel waarop zij een pandrecht of een vruchtgebruik heeft. Pandhouders en vruchtgebruikers

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van aandelen die toebehoren aan de vennootschap of een dochtermaatschappij zijn evenwel niet van het stemrecht uitgesloten, indien het pandrecht of vruchtgebruik was gevestigd voordat het aandeel aan de vennootschap of een dochtermaatschappij toebehoorde.

30.8

Bij de vaststelling hoeveel stemmen door aandeelhouders worden uitgebracht, hoeveel aandeelhouders aanwezig of vertegenwoordigd zijn, of welk gedeelte van het geplaatste kapitaal van de vennootschap in de algemene vergadering is vertegenwoordigd, wordt geen rekening gehouden met aandelen waarvoor krachtens de wet of deze statuten geen stem kan worden uitgebracht.

31	Soortvergaderingen

31.1

De bepalingen van deze statuten met betrekking tot algemene vergaderingen, met uitzondering van artikel 25.2, zijn van overeenkomstige toepassing op een vergadering van houders van gewone aandelen A en andere personen die gerechtigd zijn een dergelijke vergadering bij te wonen.

31.2

De bepalingen van deze statuten met betrekking tot algemene vergaderingen, met uitzondering van artikel 25.2 en artikel 28.5, zijn van overeenkomstige toepassing op een vergadering van houders van gewone aandelen B of een vergadering van houders van conversieaandelen (al naar gelang het geval) en andere personen die gerechtigd zijn een dergelijke vergadering bij te wonen, met dien verstande dat de betreffende vergadering haar eigen voorzitter zal aanwijzen, alsmede dat, zolang gewone aandelen B of conversieaandelen (al naar gelang het geval) niet zijn toegelaten tot de notering en de handel op een effectenbeurs met de medewerking van de vennootschap:

(a)

de oproeping tot een vergadering als bedoeld in dit artikel niet later geschiedt dan op de vijftiende dag voor die van de vergadering en de oproeping gezonden wordt aan de adressen opgenomen in het aandeelhoudersregister;

(b)

besluiten schriftelijk genomen kunnen worden zonder een vergadering als bedoeld in dit artikel, mits zodanige besluiten genomen worden met algemene stemmen van alle stemgerechtigde houders van gewone aandelen B of alle stemgerechtigde houders van conversieaandelen (al naar gelang het geval); en

(c)

geldige besluiten genomen kunnen worden indien de voorschriften voor het oproepen en houden van vergaderingen zoals bedoeld in dit artikel niet zijn nageleefd, mits zodanige besluiten genomen worden met algemene stemmen in een vergadering waarin alle geplaatste gewone aandelen B of alle geplaatste conversieaandelen (al naargelang het geval) zijn vertegenwoordigd.

HOOFDSTUK IX – BOEKJAAR, JAARREKENING EN ACCOUNTANT

32	Boekjaar en jaarrekening

32.1	Het boekjaar van de vennootschap valt samen met het kalenderjaar.

32.2

Jaarlijks, binnen de daartoe door de wet gestelde termijn, maakt het bestuur de jaarrekening op. De jaarrekening gaat vergezeld van de verklaring van de accountant als bedoeld in artikel 33.3, het bestuursverslag en de overige gegevens voor zover deze gegevens zijn vereist.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	44/79

32.3	De jaarrekening wordt ondertekend door de bestuurders; ontbreekt de handtekening van een of meer van hen, dan wordt daarvan onder opgave van redenen melding gemaakt.

32.4	De algemene vergadering stelt de jaarrekening vast.

33	Accountant

33.1

De algemene vergadering geeft aan een accountant opdracht om de jaarrekening te onderzoeken. Indien de algemene vergadering niet overgaat tot het verlenen van een dergelijke opdracht aan een accountant, dan is het bestuur daartoe bevoegd. De uitvoerende bestuurders nemen niet deel aan de beraadslaging en besluitvorming over de verlening van de opdracht tot onderzoek van de jaarrekening aan een accountant.

33.2

De aan de accountant verleende opdracht kan slechts worden ingetrokken door de algemene vergadering en, indien het bestuur de opdracht heeft verleend, door het bestuur, om gegronde redenen en overeenkomstig artikel 2:393 lid 2 BW.

33.3	De accountant brengt omtrent zijn onderzoek verslag uit aan het bestuur en geeft de uitslag van zijn onderzoek weer in een verklaring omtrent de getrouwheid van de jaarrekening.

HOOFDSTUK X – RESULTAAT EN UITKERINGEN

34	Winst en uitkeringen

34.1	Uitkering van winst geschiedt na vaststelling van de jaarrekening waaruit blijkt dat zij geoorloofd is.

34.2

Uitkeringen kunnen slechts geschieden voor zover het eigen vermogen van de vennootschap groter is dan het bedrag van het gestorte en opgevraagde deel van het kapitaal vermeerderd met de reserves die krachtens de wet moeten worden aangehouden.

34.3

Het bestuur is bevoegd vast te stellen welk deel van de winst zal worden gereserveerd, met inachtneming van het reserverings- en dividendbeleid van de vennootschap. De vennootschap kan een reserverings- en dividendbeleid hebben dat door het bestuur wordt vastgesteld en gewijzigd.

34.4

De algemene vergadering kan besluiten tot uitkering van de na reservering volgens artikel 34.3 overblijvende winst. Indien de algemene vergadering niet besluit deze winst geheel of gedeeltelijk uit te keren, wordt de winst (of elke resterende winst na uitkering) gereserveerd.

34.5	Het bestuur kan besluiten tot het doen van uitkeringen ten laste van de agio of andere uitkeerbare reserves die de vennootschap aanhoudt.

34.6

Het bestuur kan besluiten tot het doen van tussentijdse uitkeringen op aandelen, indien uit een overeenkomstig de wettelijke voorschriften opgemaakte tussentijdse vermogensopstelling blijkt dat aan het vereiste van artikel 34.2 is voldaan, en met inachtneming van (andere) toepasselijke wettelijke voorschriften.

34.7

Het bestuur kan besluiten dat een uitkering op aandelen geheel of gedeeltelijk niet in geld maar in natura of in de vorm van aandelen zal worden gedaan, of dat aandeelhouders de keuze wordt gegeven om de uitkering in geld of in natura en/of in de vorm van aandelen te ontvangen (zulks met inachtneming van de artikelen 6A en 8), en kan de voorwaarden vaststellen waaronder een dergelijke keuze aan de aandeelhouders kan worden gegeven.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	45/79

34.8

Bij de berekening van het bedrag van enige uitkering op aandelen, tellen de aandelen die de vennootschap in haar kapitaal houdt niet mee, tenzij die aandelen bezwaard zijn met een vruchtgebruik of een pandrecht.

34.9

Elke uitkering van winst op de gewone aandelen A en gewone aandelen B wordt gedaan op een zodanige wijze dat op elk gewoon aandeel A en elk gewoon aandeel B een gelijk bedrag of gelijke waarde wordt uitgekeerd, op voorwaarde dat en met inachtneming van de volgende rangorde:

(a)

in geval de algemene vergadering besluit tot uitkering van de overblijvende winst overeenkomstig artikel 34.4, zal voor elk geplaatst conversieaandeel een bedrag gelijk aan één procent (1%) van het nominaal bedrag van dat conversieaandeel worden toegevoegd aan de dividendreserve aangehouden ten behoeve van de houders van conversieaandelen (conversieaandeel toekenning); en

(b)

na de conversieaandeel toekenning, met betrekking tot dat boekjaar, geen verdere uitkering zal worden gedaan op conversieaandelen, noch winst zal worden toegevoegd aan de dividendreserve aangehouden ten behoeve van de houders van conversieaandelen.

35	Mededelingen en betalingen

35.1	De datum waarop dividenden en andere uitkeringen betaalbaar worden gesteld, wordt aangekondigd overeenkomstig de wet en geplaatst op de website van de vennootschap.

35.2	Uitkeringen worden op een door het bestuur bepaalde dag betaalbaar gesteld.

35.3

De personen die gerechtigd zijn tot een uitkering zijn de desbetreffende aandeelhouders, vruchtgebruikers van aandelen en pandhouders van aandelen, op een datum bepaald door het bestuur voor dat doel. Deze datum zal niet eerder zijn dan de datum waarop de uitkering was aangekondigd.

35.4	Uitkeringen waarover vijf (5) jaren en één (1) dag nadat zij opeisbaar zijn geworden niet is beschikt, vervallen aan de vennootschap en worden aan de reserves toegevoegd.

35.5	Het bestuur kan bepalen dat uitkeringen op aandelen in euro dan wel in een andere valuta betaalbaar worden gesteld.

HOOFDSTUK XI – STATUTENWIJZIGING, ONTBINDING EN VEREFFENING

36	Statutenwijziging

36.1	De algemene vergadering kan op voorstel van het bestuur besluiten deze statuten te wijzigen.

36.2

Wanneer aan de algemene vergadering een voorstel tot wijziging van deze statuten wordt gedaan, moet zulks bij de oproeping tot die vergadering worden vermeld en moet een afschrift van het voorstel, waarin de voorgestelde wijziging woordelijk is opgenomen, ten kantore van de vennootschap ter inzage worden neergelegd en kosteloos verkrijgbaar worden gesteld voor aandeelhouders en andere vergadergerechtigden, tot de afloop van de vergadering. Van een wijziging van deze statuten wordt een notariële akte opgemaakt.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	46/79

37	Ontbinding en vereffening

37.1	De algemene vergadering kan op voorstel van het bestuur besluiten de vennootschap te ontbinden.

37.2

In geval van ontbinding van de vennootschap ingevolge een besluit van de algemene vergadering, worden de bestuurders vereffenaars van het vermogen van de ontbonden vennootschap. De algemene vergadering kan besluiten andere personen tot vereffenaars te benoemen.

37.3	Gedurende de vereffening blijven de bepalingen van deze statuten voor zover mogelijk van kracht.

37.4

Hetgeen na voldoening van de schulden van de ontbonden vennootschap is overgebleven, wordt overgedragen naar evenredigheid van het door iedere aandeelhouder gehouden aantal gewone aandelen A en gewone aandelen B.

38	Federaal forumbeding

Tenzij het bestuur schriftelijk instemt met de keuze van een alternatief forum voor de beslechting van een specifieke klacht, zijn de federale arrondissementsrechtbanken van de Verenigde Staten van Amerika het enige en exclusieve forum voor de beslechting van een klacht waaronder een rechtsvordering wordt ingesteld uit hoofde van de Amerikaanse Securities Act of 1933, zoals gewijzigd, of de Amerikaanse Securities Exchange Act of 1934, zoals gewijzigd, voor zover toegestaan onder het toepasselijke recht.

39	Overgangsbepaling I

Tot het moment waarop ten minste drie (3) niet uitvoerende bestuurders zijn ingeschreven bij het handelsregister van de Kamper van Koophandel, luidt artikel 17.1 van deze statuten als volgt:

“17.1

De vennootschap wordt bestuurd door het bestuur. Het bestuur bestaat uit minimaal twee (2) en maximaal elf (11) bestuurders, waarvan minimaal één (1) en maximaal drie (3) uitvoerende bestuurders en minimaal één (1) en maximaal tien (10) niet uitvoerende bestuurders. Het bestuur stelt het aantal uitvoerende bestuurders en het aantal niet uitvoerende bestuurders vast. Alleen natuurlijke personen kunnen bestuurder zijn.”.

40	Overgangsbepaling II

Met ingang van één januari tweeduizend zevenentwintig wordt artikel 1 van deze statuten gewijzigd en komt te luiden als volgt:

“1	Definities

1.1	In deze statuten hebben de volgende woorden de volgende betekenis:

aandeel: een aandeel in het kapitaal van de vennootschap, tenzij het tegendeel blijkt, is daaronder begrepen elk gewoon aandeel A, elk gewoon aandeel B en elk conversieaandeel;

aandeelhouder: een houder van een of meer aandelen;

accountant: een accountant als bedoeld in artikel 2:393 BW, of een organisatie waarin dergelijke accountants samenwerken;

algemene vergadering: het orgaan van de vennootschap bestaande uit aandeelhouders en alle andere vergadergerechtigden of een bijeenkomst van aandeelhouders en andere vergadergerechtigden, al naar gelang het geval;

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	47/79

bestuur: het bestuur van de vennootschap;

bestuurder: een uitvoerende bestuurder of een niet uitvoerende bestuurder;

bestuursreglement: het schriftelijk reglement vastgesteld door het bestuur als bedoeld in artikel 21.4;

bestuursverslag: het bestuursverslag van de vennootschap als bedoeld in artikel 2:391 BW;

BW: het Burgerlijk Wetboek;

conversieaandeel: een conversieaandeel in het kapitaal van de vennootschap;

conversieaandeel toekenning: heeft de betekenis die daaraan wordt toegekend in artikel 34.9 paragraaf (a);

conversiedatum: (i) indien de vennootschap partij is bij de akte waarbij een of meer gewone aandelen B worden overgedragen welke overdracht kwalificeert als een conversiegebeurtenis, de datum van zulke akte of (ii) indien de vennootschap geen partij is bij de akte waarbij een of meer gewone aandelen B worden overgedragen welke overdracht kwalificeert als een conversiegebeurtenis, de datum van betekening van de akte, of van een notarieel of gewaarmerkt afschrift of uittreksel daarvan, aan de vennootschap, zulks overeenkomstig artikel 12.1;

conversiegebeurtenis betekent het zich voordoen van een overdracht van een gewoon aandeel B door uitoefening van een zekerheidsrecht (met inbegrip van, maar niet beperkt tot, een pandrecht) op dat gewone aandeel B;

conversieverzoek: heeft de betekenis die daaraan wordt toegekend in artikel 6A;

dochtermaatschappij: een dochtermaatschappij van de vennootschap als bedoeld in artikel 2:24a BW;

gewoon aandeel A: een gewoon aandeel A in het kapitaal van de vennootschap;

gewoon aandeel B: een gewoon aandeel B in het kapitaal van de vennootschap;

groepsmaatschappij: een groepsmaatschappij van de vennootschap als bedoeld in artikel 2:24b BW;

jaarrekening: de jaarrekening van de vennootschap als bedoeld in artikel 2:361 BW;

niet uitvoerende bestuurder: een lid van het bestuur benoemd als niet uitvoerende bestuurder;

registratiedatum: de achtentwintigste dag vóór de datum van een algemene vergadering, of een andere dag zoals voorgeschreven door de wet;

schriftelijk: per brief, telefax, e-mail, of door een op andere wijze langs elektronische weg toegezonden leesbaar en reproduceerbaar bericht, mits de identiteit van de verzender met afdoende zekerheid kan worden vastgesteld;

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	48/79

stemgerechtigden: aandeelhouders met stemrecht, vruchtgebruikers met stemrecht en pandhouders met stemrecht in de algemene vergadering;

uitvoerende bestuurder: een lid van het bestuur benoemd als uitvoerende bestuurder;

vennootschap: de vennootschap waarop deze statuten betrekking hebben;

vergadergerechtigden: aandeelhouders, vruchtgebruikers met vergaderrecht en pandhouders met vergaderrecht;

vergaderrecht: het recht om, in persoon of bij een schriftelijk gevolmachtigde, de algemene vergadering bij te wonen en daarin het woord te voeren;

vervreemder heeft de betekenis die daaraan wordt toegekend in artikel 6B;

vicevoorzitter: de bestuurder benoemd tot vicevoorzitter; en voorzitter: de niet uitvoerende bestuurder benoemd tot voorzitter.”.

41	Overgangsbepaling III

Met ingang van één januari tweeduizend zevenentwintig komt artikel 5 lid 4 van deze statuten te vervallen en worden de leden 5 tot en met 7 (oud) van artikel 5 vernummerd tot de leden 4 tot en met 6 (nieuw). Tegelijkertijd wordt artikel 5 lid 4 (nieuw) gewijzigd en komt te luiden als volgt:

“5.4

Binnen acht dagen na een conversie van een of meer gewone aandelen B in gewone aandelen A en conversieaandelen overeenkomstig artikel 6, zal het bestuur (i) een kennisgeving daarvan deponeren bij het Nederlandse handelsregister, welke kennisgeving ten minste moet bevatten het maatschappelijk kapitaal na de conversie, en (ii) de conversie inschrijven in het register van aandeelhouders als bedoeld in artikel 13.”.

42	Overgangsbepaling IV

Met ingang van één januari tweeduizend zevenentwintig wordt artikel 6 van deze statuten gewijzigd en komt te luiden als volgt:

“6	Conversie van aandelen

Elk gewoon aandeel B kan worden geconverteerd in één (1) gewoon aandeel A en één (1) conversieaandeel, met inachtneming van de bepalingen van dit artikel 6. Gewone aandelen A en conversieaandelen kunnen niet worden geconverteerd in andere soorten aandelen.

6A	Vrijwillige conversie van gewone aandelen B

6A.1

Iedere houder van één of meer gewone aandelen B mag een verzoek doen alle of een gedeelte van zijn gewone aandelen B te converteren in gewone aandelen A en conversieaandelen in de verhouding als bepaald in artikel 6 door middel van een schriftelijk verzoek gericht aan het bestuur (conversieverzoek). Het conversieverzoek moet:

(a)	het aantal gewone aandelen B vermelden waarop het conversieverzoek betrekking heeft;

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	49/79

(b)

een afstand bij voorbaat bevatten van de bezwaring die kan komen te rusten op de conversieaandelen die ontstaan als gevolg van een conversie van gewone aandelen B, indien (een deel van) de gewone aandelen B waarop het conversieverzoek betrekking heeft bezwaard is/zijn met een vruchtgebruik, pandrecht, beslag of andere bezwaring;

(c)

voorzien in een onherroepelijke en onvoorwaardelijke volmacht van de verzoekende aandeelhouder aan de vennootschap, met het recht van substitutie en beheerst door Nederlands recht, om de in artikel 6A.2 lid (b) beschreven handelingen te verrichten namens die aandeelhouder.

6A.2	Behoudens artikel 6A.3:

(a)

na ontvangst van een voor het bestuur toereikend conversieverzoek, besluit het bestuur, zo spoedig als redelijkerwijs mogelijk, tot de conversie van het aantal gewone aandelen B waarop het conversieverzoek betrekking heeft in gewone aandelen A en conversieaandelen in de verhouding als bepaald in artikel 6; en

(b)

onmiddellijk na de conversie is de verzoekende aandeelhouder verplicht de conversieaandelen aan te bieden en om niet over te dragen aan de vennootschap en de vennootschap zal deze conversieaandelen aanvaarden.

6A.3

Voor zover het de vennootschap krachtens toepasselijk recht niet is toegestaan conversieaandelen te verkrijgen in overeenstemming met artikel 6A.2 onder (b), zal het bestuur, zo spoedig als redelijkerwijs mogelijk, een algemene vergadering bijeenroepen in overeenstemming met artikel 26, op welke vergadering zal worden voorgesteld om een zodanig aantal aandelen (die de vennootschap zelf houdt) in te trekken, om de verkrijging van conversieaandelen als bedoeld in artikel 6A.2 onder (b) mogelijk te maken.

6B	Verplichte conversie van gewone aandelen B

6B.1

Een gewoon aandeel B converteert automatisch in één (1) gewoon aandeel A en één (1) conversieaandeel in geval van het optreden van een conversiegebeurtenis met betrekking tot een dergelijk gewoon aandeel B, met inachtneming van de bepalingen van dit artikel 6B en met effect per de conversiedatum.

6B.2

Indien op enig moment een conversieaandeel wordt gehouden door iemand anders dan de vennootschap na een conversiegebeurtenis, is die houder van conversieaandelen (vervreemder) verplicht die conversieaandelen aan te bieden en onbezwaard (zonder enig vruchtgebruik, pandrecht, beslag of andere bezwaring en zonder dat certificaten van aandelen zijn uitgegeven voor dergelijke conversieaandelen) en om niet over te dragen aan de vennootschap. Indien en zolang de vervreemder de relevante conversieaandelen niet

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	50/79

aan de vennootschap aanbiedt en overdraagt, is het stemrecht (in zowel de algemene vergadering als soortvergaderingen), het vergaderrecht en het recht om uitkeringen te ontvangen verbonden aan de relevante conversieaandelen, opgeschort.

6B.3

Indien de vervreemder de relevante conversieaandelen niet aanbiedt en overdraagt aan de vennootschap binnen dertig (30) dagen na de conversiedatum is de vennootschap, totdat een dergelijke transactie plaatsvindt, onherroepelijk bevoegd en gevolmachtigd om de relevante conversieaandelen aan te bieden en over te dragen. De vennootschap zal de vervreemder onmiddellijk in kennis stellen wanneer zij overeenkomstig dit artikel 6B.3 overgaat tot aanbieding en overdracht van conversieaandelen aan de vennootschap.

6B.4

Het bestuur mag, van tijd tot tijd, beleid en procedures vaststellen met betrekking tot het algemene beheer van de aandelenkapitaalstructuur die het nodig of raadzaam acht, en de houders van gewone aandelen B verzoeken om beëdigde verklaringen of ander bewijs aan het bestuur te verstrekken die het nodig acht om de juridische en economische eigendom van gewone aandelen B te verifiëren, en om vast te stellen dat zich geen conversiegebeurtenis heeft voorgedaan.

6B.5

Voor zover het de vennootschap krachtens toepasselijk recht niet is toegestaan conversieaandelen te verkrijgen in overeenstemming met artikel 6B.2 of 6B.3, al naar gelang het geval, zal het bestuur, zo spoedig als redelijkerwijs mogelijk, een algemene vergadering bijeenroepen in overeenstemming met artikel 26, tijdens welke vergadering zal worden voorgesteld om een zodanig aantal aandelen (die de vennootschap zelf houdt) in te trekken, om de verkrijging van conversieaandelen als bedoeld in artikel 6B.2 of 6B.3, al naar gelang het geval, mogelijk te maken.”.

43	Boekjaar

Het boekjaar van de vennootschap dat is begonnen op dertig december tweeduizend vierentwintig, zal eindigen op éénendertig december tweeduizend vijfentwintig. Dit artikel met opschrift vervalt na het einde van het thans lopende boekjaar.

Accountantsverklaring

Met betrekking tot de omzetting in een naamloze vennootschap, heeft ●, accountants te ●, een accountantsverklaring afgegeven als bedoeld in artikel 2:72 van het Burgerlijk Wetboek, waaruit blijkt dat per ● tweeduizend vijfentwintig, het eigen vermogen van de vennootschap ten minste ● euro (EUR ●) bedroeg. Een kopie van de accountantsverklaring wordt aan deze akte gehecht (Bijlage II).

Slot

De comparant is mij, notaris, bekend.

Deze akte is verleden te Amsterdam op de datum aan het begin van deze akte vermeld. De zakelijke inhoud van deze akte is aan de comparant opgegeven en toegelicht. De comparant heeft verklaard op volledige voorlezing van de akte geen prijs te stellen, tijdig voor het verlijden van de inhoud daarvan te hebben kennisgenomen en met de inhoud in te stemmen. Onmiddellijk na beperkte voorlezing is deze akte eerst door de comparant en daarna door mij, notaris, ondertekend.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	51/79

AGTM/VIERE/REES/5170085/40078555N

#50619957

NOTE ABOUT TRANSLATION:

This document is an English translation of a deed (to be) executed in the Dutch language. In preparing this document, an attempt has been made to translate as literally as possible without jeopardising the overall continuity of the text. The definitions in article 1.1 of this document are listed in the English alphabetical order which may differ from the Dutch alphabetical order. Inevitably, however, differences may occur in translation and if they do, the Dutch text will govern by law. In this translation, Dutch legal concepts are expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to concepts described by the English terms as such terms may be understood under the laws of other jurisdictions.

AMENDMENT AND CONVERSION

(new name: JBS N.V.)

This ● day of ● two thousand twenty-five, there appeared before me, Michel Pieter van Agt, civil law notary officiating in Amsterdam, the Netherlands:

● [● employee Loyens & Loeff N.V.], with office address at Parnassusweg 300, 1081 LC Amsterdam, the Netherlands.

The person appearing declared the following:

on the ● day of ● two thousand twenty-five the general meeting of JBS B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law, having its official seat in Amsterdam, the Netherlands, and with address at Stroombaan 16, 5th floor, 1181 VX Amstelveen, the Netherlands, registered with the Dutch trade register under number 76063305 (Company), resolved to convert the Company into a public limited liability company under Dutch law, to amend and completely readopt the articles of association of the Company, as well as to authorise the person appearing to have this deed executed. The adoption of such resolutions is evidenced by a copy of a shareholder’s resolution, which shall be attached to this deed (Annex I).

The articles of association of the Company were established at the incorporation of the Company, by a notarial deed, executed on the ninth day of October two thousand nineteen before B.C. Cornelisse, civil law notary officiating in Amsterdam, the Netherlands. The articles of association of the Company have most recently been amended by a notarial deed, executed on the seventeenth day of November two thousand twenty-two, before a deputy of the undersigned civil law notary.

In implementing the aforementioned resolution, the Company is converted into a public limited liability company under Dutch law as of today and the articles of association of the Company are amended and completely readopted as follows.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	52/79

ARTICLES OF ASSOCIATION

CHAPTER I – DEFINITIONS AND INTERPRETATION

1	Definitions

1.1	In these articles of association the following words shall have the following meanings:

Annual Accounts: the Company’s annual accounts as referred to in Section 2:361 DCC;

Auditor: an auditor as referred to in Section 2:393 DCC, or an organization in which such auditors work together;

BDR: a Brazilian depositary receipt issued by the depositary, representing one (1) Class A Common Share;

BDR Record Date: the [sixth] day of [June] two thousand twenty-five (being the first day of trading of the BDRs on the B3 S.A. – Brasil, Bolsa, Balcão);

Board: the Company’s board of directors;

Board Regulations: the written rules and regulations adopted by the Board as referred to in article 21.4;

Broker: the brokerage firm, bank, broker-dealer or other similar organization at which a person’s beneficial interest in one or more Class A Common Shares is held;

Business Day: any day (other than a Saturday, Sunday or a public holiday) on which banks are open for business in New York, New York, United States of America and in the Netherlands;

Chairman: the Non-Executive Director appointed as Chairman;

Class A Common Share: an ordinary class A share in the Company’s share capital;

Class A Conversion Period: the period starting on the [twelfth] day of [June] two thousand twenty-five (being the first day the Class A Common Shares are admitted to listing and trading on the New York Stock Exchange) and ending on the thirty-first day of December two-thousand twenty-six;

Class A Conversion Request: shall have the meaning given thereto in article 6C;

Class B Common Share: an ordinary class B share in the Company’s share capital;

Class B Conversion Request: shall have the meaning given thereto in article 6A;

Company: the Company to which these articles of association pertain;

Conversion Date: (i) if the Company is a party to the deed whereby the transfer of one or more Class B Common Share(s) that qualifies as a Conversion Event are transferred, the date of such deed, or (ii) if the Company is not a party to the deed whereby the transfer of one or more Class B Common Share(s) that qualifies as a Conversion Event are transferred, the date of service of notice of such deed, a true copy of such deed or an extract of such deed to the Company, in accordance with Article 12.1;

Conversion Event means the occurrence of any transfer of a Class B Common Share upon the enforcement of a security interest (including, but not limited to, a right of pledge) over such Class B Common Share;

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	53/79

Conversion Share: a conversion share in the Company’s share capital;

Conversion Share Allocation: has the meaning given thereto in article 34.9 paragraph (a);

Convertible Class A Common Shares: Convertible Class A Common Shares ADS or Convertible Class A Common Shares BDRs, as applicable;

Convertible Class A Common Shares ADS: the number of Class A Common Shares which an Eligible Shareholder ADS is entitled to receive from the JBS S.A. ADS Depositary Bank in connection with the Transaction;

Convertible Class A Common Shares BDR: the number of BDRs to which an Eligible Shareholder BDR is entitled at ten hours Brazilian time (10:00 BRT) on the BDR Record Date (thereby disregarding any fractional BDRs);

DCC: the Dutch Civil Code;

Director: an Executive Director or a Non-Executive Director;

Eligible Shareholder: an Eligible Shareholder ADS or an Eligible Shareholder BDR, as applicable;

Eligible Shareholder ADS: a JBS S.A. ADS Holder who is entitled to receive Class A Common Shares in connection with the Transaction;

Eligible Shareholder BDR: a person who is entitled to one or more BDRs at ten hours Brazilian Time (10:00 BRT) on the BDR Record Date, thereby disregarding any fractional BDRs;

Executive Director: a member of the Board appointed as executive director;

FIP: Fundo de Investimento em Participações Multiestratégia Formosa - Investimento no Exterior, an investment fund under the laws of Brazil, registered with the Brazilian National Taxpayers Registry (Cadastro Nacional de Pessoas Jurídicas) under number 26.845.679/0001-03;

Free Float Percentage: the number of Class A Common Shares held by Non-Controlling Shareholders on the thirty-first day of December two thousand twenty-six divided by the total number of Shares outstanding on such date, multiplied by one hundred percent (100%);

General Meeting: the corporate body of the Company consisting of Shareholders and all other Persons with Meeting Right or a meeting of Shareholders and other Persons with Meeting Right, as the case may be;

Group Company: a group company of the Company as referred to in Section 2:24b DCC;

in writing: by letter, by telecopier, by e-mail, or by a legible and reproducible message otherwise electronically sent, provided that the identity of the sender can be sufficiently established;

J&F: J&F Investimentos S.A., a corporation (sociedade por ações) under the laws of Brazil, registered with the commercial register of São Paulo (Junta Comercial do Estado de São Paulo) under number 35300340825;

JBS S.A.: JBS S.A., a corporation (sociedade por ações) under the laws of Brazil, registered with the commercial register of São Paulo under number 35300330587;

JBS S.A. ADS Holder: a holder of JBS S.A. American depositary shares;

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	54/79

JBS S.A. ADS Depositary Bank: The Bank of New York Mellon;

Last Conversion Quarter: the period starting on the first day of October two thousand twenty-six and ending on the thirty-first day of December two thousand twenty-six;

LuxCo: J&F Investments Luxembourg S.à r.l., a limited liability company (société à responsabilité limitée) under the laws of the Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés, Luxembourg) under number B276177;

LuxCo Class A Conversion Request: shall have the meaning given thereto in article 6D;

Management Report: the Company’s management report as referred to in Section 2:391 DCC;

Meeting Right: the right, either in person or by proxy authorized in writing, to attend and address the General Meeting;

Minimum Free Float Percentage: twenty percent (20%);

Non-Controlling Shareholder: each Shareholder with the exception of (i) LuxCo or its legal successor(s), (ii) J&F or its legal successor(s), (iii) FIP or its legal successor(s) and (iv) any wholly owned subsidiary of J&F and/or FIP (whether held jointly or individually by them);

Non-Executive Director: a member of the Board appointed as non-executive director;

Persons with Meeting Right: Shareholders, holders of a usufruct with Meeting Right and holders of a right of pledge with Meeting Right;

Persons with Voting Rights: Shareholders with voting rights, holders of a usufruct with voting rights and holders of a right of pledge with voting rights in the General Meeting;

Record Date: the twenty-eighth day prior to the date of a General Meeting, or such other day as prescribed by law;

Share: a share in the Company’s share capital, unless the contrary is expressed this shall include each Class A Common Share, each Class B Common Share and each Conversion Share;

Shareholder: a holder of one or more Shares;

Subsidiary: a subsidiary of the Company as referred to in Section 2:24a DCC;

Transaction: the transaction comprising, inter alia, the direct or indirect acquisition of shares in the capital of JBS S.A. by the Company as well as the first admission to listing and trading of the Class A Common Shares on the New York Stock Exchange;

Transferor: shall have the meaning given thereto in article 6B; and

Vice-Chairman: the Director appointed as Vice-Chairman.

2	Construction

2.1	References to articles shall be deemed to refer to articles of these articles of association, unless the contrary is apparent.

2.2	Any reference to a gender includes all genders.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	55/79

CHAPTER II – NAME, CORPORATE SEAT AND OBJECTS

3	Name and corporate seat

3.1	The Company’s name is JBS N.V.

3.2	The corporate seat of the Company is in Amsterdam, the Netherlands.

4	Objects

The objects of the Company are:

(a)	to incorporate, to participate in any way whatsoever in, to manage, to supervise businesses and companies;

(b)	to finance businesses and companies;

(c)

to borrow, to lend and to raise funds, including the issue of bonds, promissory notes or other securities or evidence of indebtedness, as well as to enter into agreements in connection with aforementioned activities;

(d)	to render advice and services to businesses and companies with which the Company forms a group and to third parties;

(e)	to grant guarantees, to bind the Company and to pledge its assets for obligations of the Company, Group Companies and/or third parties;

(f)	to acquire, alienate, manage and exploit registered property and items of property in general;

(g)	to trade in currencies, securities and items of property in general;

(h)	to develop and trade in patents, trade marks, licenses, know-how and other intellectual and industrial property rights;

(i)	to perform any and all activities of an industrial, financial or commercial nature, and to do all that is connected therewith or may be conducive thereto, all to be interpreted in the broadest sense.

CHAPTER III – SHARE CAPITAL

5	Authorized capital, share premium reserve

5.1	The authorized capital of the Company equals one hundred fifty-two million seven hundred thousand euro and ninety eurocent (EUR 152,700,000.90).

5.2

The authorized capital of the Company is divided into three billion four hundred seventy million (3,470,000,000) Class A Common Shares, with a nominal value of one eurocent (EUR 0.01) each, one billion one hundred eighty million (1,180,000,000) Class B Common Shares, with a nominal value of ten eurocent (EUR 0.10) each, and ten (10) Conversion Shares, with a nominal value of nine eurocent (EUR 0.09) each.

5.3

Upon the conversion of one or more Class B Common Shares into Class A Common Shares and Conversion Shares referred to in article 6, the authorized capital shall decrease with the number of Class B Common Shares so converted and shall increase with the number of Class A Common Shares and Conversion Shares into which such Class B Common Shares were converted.

5.4

Upon the conversion of one or more Class A Common Shares into Class B Common Shares referred to in article 6, the authorized capital shall decrease with the number of Class A Common Shares so converted and shall increase with the number of Class B Common Shares into which such Class A Common Shares were converted.

5.5

Within eight days after a conversion of one or more Shares in accordance with article 6, the Board shall (i) file a notification thereof with the Dutch trade register, which notification must at least include the authorized capital following the conversion, and (ii) register the conversion in the register of Shareholders as referred to in article 13.

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5.6	No share certificates shall be issued.

5.7

The Company shall maintain a general share premium reserve for the benefit of the Shareholders. The Company shall maintain a separate dividend reserve for each class of Shares, for the exclusive benefit of the holders of Shares of the applicable class.

6	Conversion of Shares

6.1	Each Class B Common Share can be converted into one (1) Class A Common Share and one (1) Conversion Share, subject to the provisions of this article 6.

6.2	Each Class A Common Share can be converted into one (1) Class B Common Share, subject to the provisions of this article 6.

6A	Voluntary conversion of Class B Common Shares

6A.1

Each holder of one or more Class B Common Shares may request the conversion of all or part of his Class B Common Shares into Class A Common Shares and Conversion Shares in the ratio set out in article 6.1 by means of a written request addressed to the Board (Class B Conversion Request). The Class B Conversion Request must:

(a)	indicate the number of Class B Common Shares to which the Class B Conversion Request pertains;

(b)

include a release in advance of the encumbrance that may vest on any Conversion Shares resulting from the conversion of Class B Common Shares in accordance with this article 6A, if (part of) the Class B Common Shares to which the Class B Conversion Request pertains are encumbered with any usufruct, right of pledge, attachment or other encumbrance; and

(c)

provide for an irrevocable and unconditional power of attorney from the requesting Shareholder to the Company, with full power of substitution and governed by Dutch law, to perform the acts described in article 6A.2 paragraph (b) on behalf of such Shareholder.

6A.2	Subject to article 6A.3:

(a)

upon receipt of a Class B Conversion Request satisfactory to the Board, the Board shall, as soon as reasonably possible, resolve to convert the number of Class B Common Shares to which the Class B Conversion Request pertains into Class A Common Shares and Conversion Shares in the ratio set out in article 6.1; and

(b)

promptly following such conversion, the requesting Shareholder shall be obliged to offer and transfer the Conversion Shares to the Company for no consideration and the Company shall accept such Conversion Shares.

6A.3

To the extent the Company would not be permitted under applicable law to acquire Conversion Shares in accordance with article 6A.2 paragraph (b), the Board shall, as soon as reasonably possible, convene a General Meeting in accordance with article 26, at which meeting it shall be proposed to the General Meeting to cancel such number of Shares (held in treasury) to allow again for the acquisition of Conversion Shares as referred to in article 6A.2 paragraph (b).

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	57/79

6B	Mandatory conversion of Class B Common Shares

6B.1

A Class B Common Share shall automatically convert into one (1) Class A Common Share and one (1) Conversion Share upon the occurrence of a Conversion Event in respect of such Class B Common Share, subject to the provisions of this article 6B and with effect as of the Conversion Date.

6B.2

If at any time a Conversion Share is held by anyone other than the Company following a Conversion Event, such holder of Conversion Shares (Transferor) shall be obliged to offer and transfer such Conversion Shares to the Company unencumbered (without any usufruct, right of pledge, attachment or other encumbrance and without depositary receipts issued for such Conversion Shares) and for no consideration. If and for as long as the Transferor fails to offer and transfer the relevant Conversion Shares to the Company, the voting rights (both in the General Meeting and in class meetings), Meeting Right and rights to receive distributions attached to the relevant Conversion Shares are suspended.

6B.3

If the Transferor fails to offer and transfer the relevant Conversion Shares to the Company within thirty (30) days after the Conversion Date, the Company is irrevocably empowered and authorized to offer and transfer the relevant Conversion Shares to the Company until such transaction occurs. The Company shall immediately notify the Transferor upon proceeding with the offer and transfer of Conversion Shares to the Company in accordance with this article 6B.3.

6B.4

The Board may, from time to time, establish such policies and procedures relating to the general administration of the share capital structure as it may deem necessary or advisable, and may request that holders of Class B Common Shares furnish affidavits or other proof to the Board as it deems necessary to verify the legal and beneficial ownership of Class B Common Shares, and to confirm that a Conversion Event has not occurred.

6B.5

To the extent the Company would not be permitted under applicable law to acquire Conversion Shares in accordance with article 6B.2 or article 6B.3, as applicable, the Board shall convene a General Meeting in accordance with article 26, at which meeting it shall be proposed to the General Meeting to cancel such number of Shares (held in treasury) to allow again for the acquisition of Conversion Shares as referred to in article 6B.2 or article 6B.3, as applicable.

6C	Conversion of Class A Common Shares Eligible Shareholder

6C.1

During the Class A Conversion Period, each Eligible Shareholder may request the conversion of all or part of his Class A Common Shares into Class B Common Shares in the ratio set out in article 6.2 by means of a written request addressed to the Board (Class A Conversion Request). The Class A Conversion Request must:

(a)	indicate the number of Class A Common Shares to which the Class A Conversion Request pertains, provided the maximum number of Class A

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	58/79

Common Shares in respect of which an Eligible Shareholder may request conversion during the Class A Conversion Period in accordance with this article 6C equals (i) for any Class A Conversion Requests submitted between the [twelfth] day of [June] two thousand twenty-five and the thirtieth day of September two thousand twenty-six: fifty-five percent (55%) in total of the number of such Eligible Shareholder’s Convertible Class A Common Shares and (ii) for any Class A Conversion Requests submitted during the Last Conversion Quarter: the number of such Eligible Shareholder’s Convertible Class A Common Shares minus the number of Class A Common Shares already converted pursuant to this article 6C;

(b)

for any Class A Common Shares to which the Class A Conversion Request pertains not registered in the name of the Eligible Shareholder in the register of Shareholders as referred to in article 13, include a confirmation from the Eligible Shareholder’s Broker that such Eligible Shareholder holds a beneficial interest in such number of Class A Common Shares;

(c)

in the event the Eligible Shareholder is an Eligible Shareholder ADS, include proof satisfactory to the Board confirming (i) that such Eligible Shareholder qualifies as an Eligible Shareholder ADS and (ii) the number of Class A Common Shares that such Eligible Shareholder received from the JBS S.A. ADS Depositary Bank in connection with the Transaction;

(d)

in the event the Eligible Shareholder is an Eligible Shareholder BDR, include a document issued by the depositary of the BDRs, confirming (i) that such Eligible Shareholder qualifies as an Eligible Shareholder BDR and (ii) the number of BDRs to which such Eligible Shareholder was entitled at ten hours Brazilian time (10:00 BRT) on the BDR Record Date; and

(e)

include an undertaking by the Eligible Shareholder to not transfer the Class A Common Shares to which the Class A Conversion Request pertains from the date on which the Class A Conversion Request is provided to the Board until (and including) the day on which the Class A Common Shares to which the Class A Conversion Request pertains are converted into Class B Common Shares in accordance with article 6C.2 or article 6C.3, as the case may be.

6C.2

Ultimately on the fifteenth (15th) Business Day following the end of each calendar quarter (with the exception of the Last Conversion Quarter), the Board will resolve (i) to convert the aggregate number of Class A Common Shares in respect of which the Board has, during the foregoing calendar quarter, received (a) Class A Conversion Request(s) satisfactory to the Board into Class B Common Shares in the ratio set out in article 6.2 and (ii) to pay up the difference between the aggregate nominal value of the Class A Common Shares to which the Class A Conversion Request(s) pertain(s) and the aggregate nominal value of the Class B Common Shares into which the Class A Common Shares are converted at the charge of the general share premium reserve maintained by the Company.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	59/79

6C.3

Ultimately on the fifteenth (15th) Business Day following the end of the Last Conversion Quarter, the Board will resolve (i) to convert the aggregate number of Class A Common Shares in respect of which the Board has, during the Last Conversion Quarter, received (a) Class A Conversion Request(s) satisfactory to the Board into Class B Common Shares in the ratio set out in article 6.2, with due observance of article 6C.4, and (ii) to pay up the difference between the aggregate nominal value of the Class A Common Shares to which the Class A Conversion Request(s) pertain(s), with due observance of article 6C.4, and the aggregate nominal value of the Class B Common Shares into which the Class A Common Shares are converted at the charge of the general share premium reserve maintained by the Company.

6C.4

If the aggregate number of Class A Common Shares in respect of which (a) Class A Conversion Request(s) satisfactory to the Board has or have been received during the Class A Conversion Period would, if all Class A Common Shares to which such Class A Conversion Request(s) pertain(s) are converted into Class B Common Shares in the ratio set out in article 6.2, cause the Free Float Percentage to fall below the Minimum Free Float Percentage, the number of Class A Common Shares pertaining to each Class A Conversion Request received during the Last Conversion Quarter shall be reduced on a pro rata basis so that the aggregate number of Class A Common Shares converted into Class B Common Shares in accordance with this article 6C does not result in the Free Float Percentage falling below the Minimum Free Float Percentage.

6D	Conversion of Class A Common Shares LuxCo

6D.1

During the Class A Conversion Period, LuxCo may request the conversion of all or part of its Class A Common Shares into Class B Common Shares in the ratio set out in article 6.2 by means of a written request addressed to the Board (LuxCo Class A Conversion Request). The LuxCo Class A Conversion Request must:

(a)

indicate the number of Class A Common Shares to which the LuxCo Class A Conversion Request pertains, provided that the maximum number of Class A Common Shares in respect of which LuxCo may request conversion during the Class A Conversion Period in accordance with this article 6D equals the number of Class A Common Shares held by LuxCo at ten hours Brazilian Time (10:00 BRT) on the BDR Record Date; and

(b)

include an undertaking by LuxCo to not transfer the Class A Common Shares to which the LuxCo Class A Conversion Request pertains from the date on which the LuxCo Class A Conversion Request is provided to the Board until (and including) the day on which the Class A Common Shares to which the LuxCo Class A Conversion Request pertains are converted into Class B Common Shares in accordance with article 6D.2.

6D.2

Ultimately on the fifteenth (15th) Business Day following receipt of a LuxCo Class A Conversion Request, provided such LuxCo Class A Conversion Request is satisfactory to the Board, the Board will resolve (i) to convert the

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aggregate number of Class A Common Shares in respect of which the Board has received such LuxCo Class A Conversion Request into Class B Common Shares in the ratio set out in article 6.2, and (ii) to pay up the difference between the aggregate nominal value of the Class A Common Shares to which the LuxCo Class A Conversion Request pertains, and the aggregate nominal value of the Class B Common Shares into which the Class A Common Shares are converted at the charge of the general share premium reserve maintained by the Company.

7	Issuance of Shares

7.1

Shares shall be issued pursuant to a resolution of the Board if the Board has been designated thereto by the General Meeting for a specific period and with due observance of applicable statutory provisions. Such designation by the General Meeting must state the number of Shares that may be issued.

The designation may be extended by specific consecutive periods with due observance of applicable statutory provisions. Unless otherwise stipulated at its grant, the designation may not be withdrawn.

7.2

If and insofar as the Board is not designated by the General Meeting, Shares shall be issued pursuant to a resolution of the General Meeting. The General Meeting shall, in addition to the Board, remain authorized to issue Shares if such is specifically stipulated in the resolution authorizing the Board to issue Shares as described in article 7.1.

7.3

The articles 7.1 and 7.2 shall apply by analogy to the granting of rights to subscribe for Shares, but shall not apply to an issue of Shares to a person exercising a previously granted right to subscribe for Shares.

7.4

If the resolution of the General Meeting to issue Shares or to designate the authority to issue Shares to the Board as referred to in article 7.1 is detrimental to the rights of holders of a specific class of Shares, the validity of such resolution of the General Meeting requires a prior or simultaneous approval by the group of holders of such class of Shares.

8	Pre-emptive rights

8.1

Each Shareholder shall have a pre-emptive right on any issuance of Class A Common Shares and Class B Common Shares in proportion to the aggregate amount of its Class A Common Shares and Class B Common Shares. No pre-emptive rights shall apply in respect of any issuance of Conversion Shares.

8.2	This pre-emptive right on any issuance of Class A Common Shares and Class B Common Shares does not apply to:

(a)	Shares issued to employees of the Company or a Group Company;

(b)	Shares that are issued against payment other than in cash; and

(c)	Shares issued to a person exercising a previously granted right to subscribe for Shares.

8.3

Pre-emptive rights may be limited or excluded by a resolution of the Board if the Board has been designated thereto by the General Meeting for a specific period and with due observance of applicable statutory provisions, and the Board has also been designated to issue Shares in accordance with article 7.1. The designation may be extended by specific consecutive periods with due observance of applicable statutory provisions. Unless otherwise stipulated at its grant, the designation may not be withdrawn.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	61/79

8.4

If and insofar as the Board is not designated by the General Meeting, pre-emptive rights may be limited or excluded by a resolution of the General Meeting. The General Meeting shall, in addition to the Board, remain authorized to limit or exclude pre-emptive rights if such is specifically stipulated in the resolution authorizing the Board to limit or exclude pre-emptive rights as described in article 8.3.

8.5	When adopting a resolution to issue Shares, the General Meeting or the Board shall determine how and during which period these pre-emptive rights may be exercised, subject to Section 2:96a DCC.

8.6	Article 8 shall apply by analogy to the granting of rights to subscribe for Shares.

9	Payment on Shares

9.1	Shares may only be issued against payment in full of the amount at which such Shares are issued and with due observance of the provisions of the Sections 2:80, 2:80a and 2:80b DCC.

9.2

Payment on Shares must be made in cash if no alternative contribution has been agreed. Payment other than in cash must be made in accordance with the provisions of Section 2:94b DCC. Payment in a currency other than euro may only be made with the consent of the Company and with due observance of the provisions of Section 2:93a DCC.

9.3

Shares issued to (i) current or former employees of the Company or a Group Company, (ii) current or former Directors under an equity compensation plan of the Company and (iii) holders of a right to subscribe for Shares granted in accordance with article 7.3 may be paid-up at the expense of the reserves of the Company, notwithstanding the provisions of article 34.

9.4	The Board may perform legal acts as referred to in Section 2:94 DCC without the prior approval of the General Meeting.

CHAPTER IV – OWN SHARES AND CAPITAL REDUCTION

10	Share repurchase and disposal of shares

10.1	The Company may repurchase fully paid-up Shares:

(a)	for no consideration; or

(b)

against consideration if and insofar as the Board has been authorized thereto by the General Meeting for a specific period and with due observance of applicable statutory provisions. The General Meeting shall determine in its authorization how many Shares the Company may repurchase, in what manner and at what price range.

10.2

The authorization by the General Meeting is not required if the Company repurchases fully paid-up Shares for the purpose of transferring these Shares to employees of the Company or a Group Company under any applicable equity compensation plan, provided that those Shares are quoted on an official list of a stock exchange.

10.3	Any disposal of Shares by the Company shall require a resolution of the Board. Such resolution shall also stipulate any conditions of the disposal.

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11	Capital reduction

11.1

The General Meeting may resolve to reduce the Company’s issued capital by (i) reducing the nominal value of Shares through amendment of these articles of association or (ii) cancelling Shares held by the Company itself.

11.2

A resolution of the General Meeting to reduce the Company’s issued capital, shall require a majority of at least two-thirds of the votes cast if less than half of the issued capital of the Company is represented at the General Meeting.

11.3

If the resolution of the General Meeting to reduce the Company’s issued capital by reducing the nominal value of Shares through amendment of these articles of association, as referred to above, is detrimental to the rights of holders of a specific class of Shares, the validity of such resolution of the General Meeting requires a prior or simultaneous approval by the group of holders of such class of Shares.

CHAPTER V – TRANSFER OF SHARES

12	Transfer of shares

12.1

The transfer of Shares shall require a deed executed for that purpose and, save in the event the Company itself is a party to such legal act, written acknowledgement by the Company of the transfer. Service of notice of such deed to the Company or of a true copy or extract of such deed will be the equivalent of such acknowledgement.

12.2

Article 12.1 shall apply mutatis mutandis to the creation of a right of pledge or usufruct on a Share, provided that a right of pledge may also be created without acknowledgement by or service of notice upon the Company, in which case Section 3:239 DCC applies and the acknowledgement by or service of notice upon the Company shall replace the announcement as referred to in Section 3:239(3) DCC.

12.3

If and as long as one or more Class A Common Shares are admitted to trading on the New York Stock Exchange, or if it may reasonably be expected that one or more Class A Common Shares shall shortly be admitted to trading on the New York Stock Exchange, the Board may resolve that the laws of the State of New York, United States of America, shall apply to the property law aspects of the Class A Common Shares, as a result of which the articles 12.1 and 12.2 shall not apply to the Class A Common Shares. Such resolution and the revocation thereof shall be made available for inspection on the Company’s website and at the Dutch trade register.

The property law aspects of the Class A Common Shares (including the legal rules on ownership, legal title and transfer) in book-entry form, as included in the part of the register of shareholders kept by the relevant transfer agent, shall be governed by the laws of the State of New York, United States of America, in accordance with the applicable law on International Private laws as referred to in Title 10 of Book 10 DCC (Boek 10 Internationaal privaatrecht), especially Section 10:141 DCC.

CHAPTER VI – SHAREHOLDERS’ REGISTER AND LIMITED RIGHTS TO SHARES

13	Shareholders’ register

13.1	The Board must keep a shareholders’ register; the Board may appoint a registrar to keep the register on its behalf. The register must be regularly

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	63/79

updated. The shareholders’ register may be kept in several copies and in several places. Part of the register may be kept outside the Netherlands to comply with applicable local law or pursuant to stock exchange rules.

13.2

Each Shareholder’s name, address and further information as required by law or considered appropriate by the Board are recorded in the shareholders’ register. Shareholders shall provide the Board with the necessary particulars in a timely fashion. Any consequences of not, or incorrectly, notifying such particulars will be the responsibility of the Shareholder concerned.

13.3

If a Shareholder so requests, the Board shall provide the Shareholder, free of charge, with written evidence of the information in the shareholders’ register concerning the Shares registered in the Shareholder’s name.

13.4

The articles 13.2 and 13.3 shall apply by analogy to holders of a usufruct or right of pledge on one or more Shares, with the exception of a holder of a right of pledge created without acknowledgement by or service of notice upon the Company.

14	Right of pledge on Shares

14.1	Class A Common Shares and Class B Common Shares can be pledged. Conversion Shares cannot be pledged.

14.2

Subject to article 12.3 (if applicable), if a Class A Common Share is encumbered with a right of pledge, the voting rights attached to that Class A Common Share shall vest in the Shareholder, unless at the creation of the right of pledge the voting rights were granted to the pledgee. A pledgee with voting rights shall have Meeting Right.

14.3	If a Class B Common Share is encumbered with a right of pledge, the voting rights attached to that Class B Common Share may not be granted to the pledgee.

14.4	A Shareholder who as a result of a right of pledge does not have voting rights, shall have Meeting Right. A pledgee without voting rights shall not have Meeting Right.

15	Usufruct on Shares

15.1

Subject to article 12.3 (if applicable), if a usufruct is created on a Class A Common Share, the voting rights attached to that Class A Common Share shall vest in the Shareholder, unless at the creation of the usufruct the voting rights were granted to the usufructuary. A usufructuary with voting rights shall have Meeting Right.

15.2	If a usufruct is created on a Class B Common Share or a Conversion Share, the voting rights attached to that Share may not be granted to the usufructuary.

15.3	A Shareholder who as a result of a usufruct does not have voting rights, shall have Meeting Right. A usufructuary without voting rights shall not have Meeting Right.

16	Depositary receipts

The Company shall not cooperate with the issuance of depositary receipts for Shares.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	64/79

CHAPTER VII – MANAGEMENT AND SUPERVISION

17	Board: composition, appointment, suspension and dismissal

17.1

The Company shall be managed by the Board. The Board shall consist of a minimum of seven (7) and a maximum of eleven (11) Directors, of which a minimum of one (1) and a maximum of four (4) Executive Directors and a minimum of three (3) and a maximum of ten (10) Non-Executive Directors. The number of Executive Directors and the number of Non-Executive Directors shall be determined by the Board. Only individuals may be Directors.

17.2

The Executive Directors and Non-Executive Directors shall be appointed as such by the General Meeting at the nomination of the Board. A nomination by the Board shall state whether a person is nominated for appointment as Executive Director or Non-Executive Director.

17.3

A Director shall be appointed for a term of approximately one (1) year, which term of office shall lapse immediately after the close of the annual General Meeting held in the year after his appointment. A Director may be reappointed with due observance of the preceding sentence. A Non-Executive Director may be in office for a period not exceeding twelve (12) years, which period may or may not be interrupted, unless at the proposal of the Board the General Meeting resolves otherwise.

17.4	The General Meeting may at all times suspend or dismiss any Director. The Board may at all times suspend an Executive Director.

17.5

A suspension may be extended one or more times but may not last longer than three (3) months in aggregate. If at the end of that period, no decision has been taken on termination of the suspension or on dismissal, the suspension shall end. A suspension can be terminated by the General Meeting at any time.

18	Board: vacancy or inability

18.1

If the seat of an Executive Director is vacant or upon the inability of an Executive Director, the remaining Executive Directors shall temporarily be entrusted with the executive management of the Company, provided that the Board may provide for a temporary replacement. If the seats of all Executive Directors are vacant or upon the inability of all Executive Directors, the executive management of the Company shall temporarily be entrusted to the Non-Executive Directors, provided that the Board may provide for one or more temporary replacements.

18.2

If the seat of a Non-Executive Director is vacant or upon inability of a Non-Executive Director, the remaining Non-Executive Directors shall temporarily be entrusted with the performance of the duties and the exercise of the authorities of that Non-Executive Director, provided that the Board may provide for a temporary replacement. If the seats of all Non-Executive Directors are vacant or upon inability of all Non-Executive Directors, the General Meeting shall be authorized to temporarily entrust the performance of the duties and the exercise of the authorities of the Non-Executive Directors to one or more other individuals.

18.3	A Director shall in any event be unable to act within the meaning of the articles 18.1 and 18.2:

(a)	during the period for which the Director has claimed inability in writing;

(b)	during the Director’s suspension; or

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(c)

during periods when the Company has not been able to contact the Director (including as a result of illness), provided that such period lasted longer than five (5) consecutive days (or such other period as reasonably determined by the Board).

19	Board: Chairman, Vice-Chairman, Global CEO, Lead Independent Director and other titles

19.1	At the nomination of the Board a Non-Executive Director shall be appointed by the General Meeting as Chairman.

19.2

The Board may appoint a Director as Vice-Chairman. If the Chairman is absent or unable to act, the Vice-Chairman, or, if the Vice-Chairman is an Executive Director, a Non-Executive Director designated by the Board, is entrusted with the duties of the Chairman.

19.3

The Board may also grant other titles to Directors, such as, in case of an Executive Director, Global Chief Executive Officer (Global CEO), and/or in case of a Non-Executive Director, Lead Independent Director. The Board may at any time revoke any such title granted to a Director.

20	Board: remuneration

20.1	The Company has a policy in respect of the remuneration of Executive Directors and Non-Executive Directors. The remuneration policy is adopted by the General Meeting at the proposal of the Board.

20.2

The remuneration of the Executive Directors shall be determined by the Board with observance of the remuneration policy adopted by the General Meeting. The Executive Directors shall not participate in the deliberations and decision-making regarding the determination of the remuneration of the Executive Directors.

20.3	The remuneration of the Non-Executive Directors shall be determined by the Board with observance of the remuneration policy adopted by the General Meeting.

20.4

A proposal with respect to remuneration schemes in the form of Shares or rights to subscribe for Shares shall be submitted by the Board to the General Meeting for its approval. Such proposal shall state at least the maximum number of Shares or rights to subscribe for Shares that may be granted to Directors and the criteria for making or amending such grants.

21	Board: tasks and duties

21.1

The Board shall be entrusted with the management of the Company and shall for such purpose have all the powers within the limits of the law that are not granted by these articles of association to others. In the performance of their tasks, the Directors shall be guided by the interests of the Company and the enterprise connected with it.

21.2

The Executive Directors are primarily responsible for all day-to-day operations of the Company. The Non-Executive Directors supervise (i) the Executive Directors’ policy and performance of duties and (ii) the Company’s general affairs and its business, and render advice and direction to the Executive Directors. The Executive Directors shall timely provide the Non-Executive Directors with the information they need to carry out their duties.

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21.3	The Directors furthermore perform any duties allocated to them under or pursuant to the law or these articles of association.

21.4

With due observance of these articles of association, the Board shall adopt Board Regulations dealing with its internal organization, the manner in which decisions are taken, any quorum requirements, the composition, duties and organization of committees and any other matters concerning the Board, the Executive Directors, the Non-Executive Directors and committees established by the Board.

21.5

The Board may allocate its duties and powers among the Directors pursuant to the Board Regulations or otherwise in writing, provided that the following duties and powers may not be allocated to the Executive Directors:

(a)	supervising the performance of the Executive Directors;

(b)	making a nomination for the appointment of Directors pursuant to article 17.2;

(c)	determining an Executive Director’s remuneration pursuant to article 20.2; and

(d)	instructing an auditor pursuant to article 33.1.

21.6

Without prejudice to any other provisions of these articles of association, the Board shall require the approval of the General Meeting for resolutions regarding a significant change in the identity or nature of the Company or the enterprise connected with it, including in any event:

(a)	the transfer of the business enterprise, or practically the entire business enterprise, to a third party;

(b)

concluding or cancelling any long-lasting cooperation of the Company or a Subsidiary with any other legal person or company or as a fully-liable general partner in a partnership, provided that such cooperation or cancellation thereof is of material significance to the Company; and

(c)

acquiring or disposing of a participating interest in the share capital of a company with a value of at least one-third of the Company’s assets, as shown in the consolidated balance sheet with explanatory notes thereto according to the last adopted Annual Accounts, by the Company or a Subsidiary.

22	Board: decision-making

22.1

Resolutions of the Board shall be adopted by a simple majority of the votes cast, unless the Board Regulations provide for a qualified majority. Each Director shall have one vote. If there is a tie vote, the proposal shall be rejected.

22.2	At a meeting of the Board, a Director may only be represented by another Director holding a proxy in writing.

22.3

Meetings of the Board may be held by means of an assembly of Directors in person or by telephone, video conference or any other means of electronic communication, provided that all Directors participating in such meeting are able to communicate with each other simultaneously. Participation in a meeting held in any of the foregoing ways shall constitute presence at such meeting.

22.4

A document stating that one or more resolutions have been adopted by the Board and signed by the Chairman or by the chairperson and secretary of the particular meeting constitutes valid proof of those resolutions.

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22.5

The Board may also adopt resolutions outside of a meeting, provided that such resolutions are recorded in writing or otherwise and that none of the Directors entitled to vote objects to this manner of decision-making.

22.6

A Director shall not participate in deliberations and the decision-making process in the event of a direct or indirect personal conflict of interest between that Director and the Company and the enterprise connected with it. If the Board is unable to adopt a resolution as a result of all Directors being unable to participate in the deliberations and decision-making process due to such a conflict of interest, the decision shall nevertheless be taken by the Board, but the Board shall record in writing the reasons for the resolution.

22.7

The Board may determine pursuant to the Board Regulations or otherwise in writing that one or more Directors can lawfully adopt resolutions concerning matters belonging to their duties within the meaning of Section 2:129a(3) DCC.

23	Board: indemnification

23.1

The Company shall indemnify each current or former Director in any anticipated or pending action, suit, proceeding or investigation for any claim against that Director that such Director may derive from exercising his respective duties as a Director for any and all:

(a)

costs and expenses, including but not limited to substantiated attorneys’ fees, reasonably incurred in relation to that Director’s defences in the relevant action, suit, proceeding or investigation or a settlement thereof;

(b)	liabilities, losses, damages, fines, penalties and other claims and/or financial effects of judgements against that Director, excluding any reputational damages and (other) immaterial damages; and

(c)

payments by that Director and/or any other financial effects resulting from a settlement of such action, suit, proceeding or investigation, excluding any reputational damages and (other) immaterial damages, subject to prior written approval of such settlement by the Company (such approval not to be unreasonably withheld), provided he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company or out of his mandate, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

23.2

Any indemnification by the Company referred to in article 23.1 shall be made only upon a determination by the Board that indemnification of the Director is proper under the circumstances because he had met the applicable standard of conduct set forth in article 23.1.

23.3

Indemnified amounts referred to in article 23.1 under (a) until (c) inclusive may be paid by the Company in advance of the final disposition of the relevant anticipated or pending action, suit or proceeding against that Director, upon a resolution of the Board with respect to the specific case.

23.4	A Director, current or former, shall not be entitled to any indemnification as mentioned in this article 23, if and to the extent:

(a)	Dutch law would not permit such indemnification;

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(b)

a competent court, a judicial tribunal or, in case of an arbitration, an arbitrator or arbitral panel has established by final judgement that is not open to challenge or appeal, that the acts or omissions of the current or former Director can be considered intentional, fraudulent, grossly negligent, willfully reckless or seriously culpable, unless this would in the given circumstances be unacceptable according to the standards of reasonableness and fairness;

(c)	the costs or the decrease in assets of the current or former Director are/is covered by an insurance and the insurer started payment of the costs or the decrease in assets; or

(d)	the Company and/or a Group Company brought the procedure in question up before the relevant court, judicial tribunal or, in case of an arbitration, arbitrator or arbitral panel,

in which event he shall immediately repay any amount paid to him (in advance, as the case may be) by the Company under this article 23.

24	Representation

24.1

The Company shall be represented by the Board. The Company shall also be represented by the Director with the title of Global Chief Executive Officer acting solely or two Executive Directors acting jointly. If there is only one Executive Director in office, such Executive Director shall be authorized to represent the Company.

24.2

The Board may appoint officers with general or limited power to represent the Company. Each officer shall be competent to represent the Company, subject to the restrictions imposed on him. The Board shall determine each officer’s title. Such officers may be registered with the Dutch trade register, indicating the scope of their power to represent the Company.

CHAPTER VIII – GENERAL MEETING AND CLASS MEETINGS

25	General Meeting

25.1	General Meetings can be held in Amsterdam or Haarlemmermeer (including Schiphol Airport).

25.2	The annual General Meeting shall be held each year within six months after the end of the Company’s financial year.

25.3	Other General Meetings shall be held as often as the Board or the Chairman deems necessary.

26	General Meeting: convocation

26.1	General Meetings are convened by the Board or the Chairman.

26.2

One or more Shareholders and/or other Persons with Meeting Right who individually or jointly represent at least the part of the Company’s issued capital prescribed by law for this purpose, may request the Board in writing to convene a General Meeting setting out in detail the matters to be discussed. If the Board has not taken the steps necessary to ensure that the General Meeting could be held within the relevant statutory period after the request, the requesting Shareholders and/or other Persons with Meeting Right may at their request be authorized by the preliminary relief judge of the district court to convene a General Meeting.

Legal opinion JBS B.V. Board resolution – JBS N.V. (conversion class A common shares)	69/79

27	General Meeting: notice and agenda

27.1	The notice of a General Meeting shall be given by the Board by means of an announcement with due observance of the statutory notice period and in accordance with the law.

27.2

The notice of a General Meeting shall state the items to be dealt with, the items to be discussed and which items to be voted on, the place and time of the meeting, the procedure for participating at the meeting whether or not by written proxy-holder, the address of the website of the Company and, if applicable, the procedure for participating at the meeting and exercising one’s right to vote by electronic means of communication as referred to in article 28.4, with due observance of the relevant provisions of the law.

27.3	The notice of a General Meeting shall also state the Record Date and the manner in which the Persons with Meeting Right may procure their registration and exercise their rights.

27.4

A subject for discussion which has been requested in writing by one or more Shareholders and/or other Persons with Meeting Right who individually or jointly represent at least the part of the Company’s issued capital prescribed by law for this purpose, shall be included in the notice of the General Meeting or shall be notified in the same manner as the other subjects for discussion, provided the Company has received the request (including the reasons for such request) not later than sixty (60) days before the day of the meeting. Such written requests must comply with the conditions stipulated by the Board as posted on the Company’s website.

28	General Meeting: admittance

28.1

Those Persons with Meeting Right and those Persons with Voting Rights who are listed on the Record Date for a General Meeting as such in a register designated for that purpose by the Board, are deemed Persons with Meeting Right or Persons with Voting Rights, respectively, for that General Meeting, regardless of who is entitled to the Shares at the date of the General Meeting.

28.2

In order for a person to be able to exercise Meeting Right and the right to vote in a General Meeting, that person must notify the Company in writing of his intention to do so no later than on the date and in the manner mentioned in the notice convening the General Meeting.

28.3

The Board may determine in the notice of a General Meeting that any vote cast prior to the meeting by means of electronic communication or by means of a letter, shall be deemed to be a vote cast in the meeting. Such a vote may not be cast prior to the Record Date for the General Meeting.

28.4

The Board may determine that each Person with Meeting Right has the right, in person or represented by a written proxy, to take part in, address and, to the extent applicable, to vote at the General Meeting by means of electronic communication, provided that such person can be identified via the same electronic means and is able to directly observe the proceedings and, to the extent applicable, to vote at the meeting. The Board may attach conditions to the use of the electronic communication, provided that these conditions are reasonable and necessary for the identification of the Person with Meeting

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Right and for the reliability and security of the communication. The conditions must be included in the notice of a General Meeting and be published on the Company’s website.

28.5	The Directors are authorized to attend the General Meeting and shall, as such, have an advisory vote at the General Meeting.

28.6	The chairperson of the General Meeting decides on all matters relating to admission to the General Meeting. The chairperson of the General Meeting may admit third parties to the General Meeting.

28.7

The Company may direct that any person, before being admitted to a General Meeting, identifies himself by means of a valid passport or other means of identification and/or should be submitted to such security arrangements as the Company may consider to be appropriate under the given circumstances.

28.8	The General Meeting may be conducted in Dutch or English as determined by the chairperson of the General Meeting.

29	General Meeting: chairperson, secretary and minutes

29.1

The General Meeting shall be presided over by the Chairman or, in his absence, the Vice-Chairman, provided that the Vice-Chairman is a Non-Executive Director. If the Vice-Chairman is also absent, if the Vice-Chairman is an Executive Director or if no Director has been appointed as Vice-Chairman, the Board shall designate a Non-Executive Director to deputize for the Chairman in his absence. If (i) the Chairman is not present at the meeting, (ii) the Vice-Chairman is not present at the meeting and/or an Executive Director and (iii) no other Director has been designated by the Board to preside over the General Meeting, the General Meeting itself shall appoint a chairperson.

29.2	The chairperson of the General Meeting shall appoint a secretary of the General Meeting.

29.3

Minutes of the proceedings at a General Meeting shall be kept by the secretary, unless a notarial record of the General Meeting is prepared at the request of the Board. The minutes shall be adopted by the chairperson and the secretary of the General Meeting and shall be signed by them as evidence thereof. A document stating that one or more resolutions have been adopted by the General Meeting and signed by the chairperson and secretary of the particular meeting constitutes valid proof of those resolutions.

30	General Meeting: decision-making

30.1

Each Class A Common Share confers the right to cast one (1) vote at the General Meeting and each Class B Common Share confers the right to cast ten (10) votes at the General Meeting. If and to the extent voting rights are not suspended, each Conversion Share confers the right to cast nine (9) votes at the General Meeting.

30.2	To the extent the law or these articles of association do not require a qualified majority, all resolutions of the General Meeting shall be adopted by a simple majority of the votes cast.

30.3	The chairperson of the General Meeting shall decide on the method of voting.

30.4	Abstentions, blank votes and invalid votes shall not be counted as votes.

30.5	The ruling by the chairperson of the General Meeting on the outcome of a vote shall be decisive.

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30.6	All disputes concerning voting for which neither the law nor these articles of association provide a solution are decided by the chairperson of the General Meeting.

30.7

No votes may be cast at the General Meeting for a Share held by the Company or a Subsidiary, nor for any Share for which the Company or a Subsidiary holds the depositary receipts. The Company or a Subsidiary may not cast a vote in respect of a Share on which it holds a right of pledge or a usufruct. However, holders of a right of pledge or a usufruct on Shares held by the Company or a Subsidiary are not excluded from voting, if the right of pledge or the usufruct was created before the Share belonged to the Company or a Subsidiary.

30.8

When determining how many votes are cast by Shareholders, how many Shareholders are present or represented, or which part of the Company’s issued capital is represented at the General Meeting, no account shall be taken of Shares for which, pursuant to the law or these articles of association, no vote can be cast.

31	Class meetings

31.1

The provisions of these articles of association with respect to General Meetings, save for article 25.2, shall apply mutatis mutandis to a meeting of holders of Class A Common Shares and other persons entitled to attend such meeting.

31.2

The provisions of these articles of association with respect to General Meetings, save for article 25.2 and article 28.5, shall apply mutatis mutandis to a meeting of holders of Class B Common Shares or a meeting of holders of Conversion Shares (as applicable) and other persons entitled to attend such meeting, provided that the applicable meeting shall appoint its own chairman, and furthermore provided that for as long as Class B Common Shares or Conversion Shares (as applicable) are not admitted to listing and trading on a stock exchange with the cooperation of the Company:

(a)

notice of a meeting as referred to in this article shall be given no later than on the fifteenth day before the date of the meeting and the convocation notice shall be sent to the addresses as included in the shareholders’ register;

(b)

resolutions may be adopted in writing without holding a meeting as referred to in this article, provided such resolutions are adopted by the unanimous vote of all holders of Class B Common Shares entitled to vote or Conversion Shares entitled to vote (as applicable); and

(c)

valid resolutions may be adopted if the formalities for convening and holding of meetings as referred to in this article have not been complied with, if adopted by unanimous vote in a meeting at which all issued and outstanding Class B Common Shares or Conversion Shares (as applicable) are represented.

CHAPTER IX – FINANCIAL YEAR, ANNUAL ACCOUNTS AND AUDITOR

32	Financial year and annual accounts

32.1	The Company’s financial year shall be the calendar year.

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32.2

Annually, within the term set by law, the Board shall prepare the Annual Accounts. The Annual Accounts must be accompanied by an auditor’s statement as referred to in article 33.3, the Management Report, and the additional information to the extent that this information is required.

32.3	The Annual Accounts shall be signed by the Directors; if one or more of their signatures is lacking, this shall be stated, giving the reasons therefor.

32.4	The Annual Accounts shall be adopted by the General Meeting.

33	Auditor

33.1

The General Meeting shall instruct an Auditor to audit the Annual Accounts. If the General Meeting fails to issue the instructions to an Auditor, the Board shall be authorized to do so. The Executive Directors shall not participate in the deliberations and decision-making regarding instructing an Auditor to audit the Annual Accounts.

33.2

The instructions issued to the Auditor may only be revoked by the General Meeting and, if the Board issued the instructions, by the Board, for valid reasons and in accordance with Section 2:393(2) DCC.

33.3	The Auditor shall report the findings of the audit to the Board and present the results of the audit in a statement on the true and fair view provided by the Annual Accounts.

CHAPTER X – RESULT AND DISTRIBUTIONS

34	Profits and distributions

34.1	Distribution of profits shall be made after adoption of the Annual Accounts from which it appears that the same is permitted.

34.2	Distributions may be made only to the extent the Company’s equity exceeds the sum of its paid up and called up part of its issued capital and the reserves which must be maintained pursuant to the law.

34.3

The Board may determine which part of the profits shall be reserved, with due observance of the Company’s policy on reserves and dividends. The Company may have a policy on reserves and dividends to be determined and amended by the Board.

34.4

The General Meeting may resolve to distribute any part of the profits remaining after reservation in accordance with article 34.3. If the General Meeting does not resolve to distribute these profits in whole or in part, such profits (or any profits remaining after distribution) shall also be reserved.

34.5	The Board may resolve to make distributions from the share premium reserve or other distributable reserves maintained by the Company.

34.6

The Board may resolve to make interim distributions on Shares, provided that an interim statement of assets and liabilities drawn up in accordance with the statutory requirements shows that the requirement of article 34.2 has been fulfilled, and with observance of (other) applicable statutory provisions.

34.7

The Board may resolve that a distribution on Shares shall not be paid in whole or in part in cash but in kind or in the form of Shares, or decide that Shareholders shall be given the option to receive the distribution in cash or in kind and/or in the form of Shares (and with due observance of articles 7 and 8), and may determine the conditions under which such option can be given to the Shareholders.

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34.8	In calculating the amount of any distribution on Shares, Shares held by the Company shall be disregarded, unless such Shares are encumbered with a usufruct or right of pledge.

34.9

Any and all distributions of profit on the Class A Common Shares and Class B Common Shares shall be made in such a way that on each Class A Common Share and each Class B Common Share an equal amount or value will be distributed, provided that and with observance of the following order of priority:

(a)

in the event of the General Meeting resolving to distribute any part of the profits in accordance with article 34.4, for each issued and outstanding Conversion Share an amount equal to one percent (1%) of the nominal value of such Conversion Share shall first be added to the dividend reserve maintained for the holders of Conversion Shares (Conversion Share Allocation); and

(b)

following the Conversion Share Allocation, no further distribution shall be made on Conversion Shares, nor shall any profit be added to the dividend reserve maintained for the holders of Conversion Shares, in respect of such financial year.

35	Notices and payments

35.1	The date on which dividends and other distributions shall be made payable shall be announced in accordance with the law and published on the Company’s website.

35.2	Distributions shall be payable on the date determined by the Board.

35.3

The persons entitled to a distribution shall be the relevant Shareholders, holders of a usufruct on Shares and holders of a right of pledge on Shares, at a date to be determined by the Board for that purpose. This date shall not be earlier than the date on which the distribution was announced.

35.4

Distributions which have not been claimed upon the expiry of five (5) years and one (1) day after the date when they became payable will be forfeited to the Company and will be carried to the reserves.

35.5	The Board may determine that distributions on Shares will be made payable either in euro or in another currency.

CHAPTER XI – AMENDMENT OF THE ARTICLES OF ASSOCIATION, DISSOLUTION AND LIQUIDATION

36	Amendment of the articles of association

36.1	The General Meeting may resolve to amend these articles of association at the proposal of the Board.

36.2

If a proposal to amend these articles of association is to be submitted to the General Meeting, the notice of such meeting must state so and a copy of the proposal, including the verbatim text thereof, shall be deposited and kept available at the Company’s office for inspection by, and must be made available free of charge to, Shareholders and other Persons with Meeting Right, until the conclusion of the meeting. An amendment of these articles of association shall be laid down in a notarial deed.

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37	Dissolution and liquidation

37.1	The General Meeting may resolve to dissolve the Company at the proposal of the Board.

37.2

If the Company is dissolved pursuant to a resolution of the General Meeting, the Directors shall become liquidators of the dissolved Company’s property. The General Meeting may decide to appoint other persons as liquidators.

37.3	During liquidation, to the extent possible these articles of association shall continue to apply.

37.4

The balance remaining after payment of the debts of the dissolved Company shall be transferred pro rata in proportion to the number of Class A Common Shares and Class B Common Shares held by each Shareholder.

38	Federal forum provision

Unless the Board consents in writing to the selection of an alternative forum for the resolution of a specific complaint, the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the United States Securities Act of 1933, as amended, or the United States Securities Exchange Act of 1934, as amended, to the fullest extent permitted by applicable law, shall be the federal district courts of the United States of America.

39	Transitional provision I

Until such time as of which at least three (3) Non-Executive Directors are registered with the trade register of the Dutch Chamber of Commerce, Article 17.1 of these articles of association shall read as follows:

“17.1

The Company shall be managed by the Board. The Board shall consist of a minimum of two (2) and a maximum of eleven (11) Directors, of which a minimum of one (1) and a maximum of four (4) Executive Directors and a minimum of one (1) and a maximum of ten (10) Non-Executive Directors. The number of Executive Directors and the number of Non-Executive Directors shall be determined by the Board. Only individuals may be Directors.”.

40	Transitional provision II

As of the first day of January two thousand twenty-seven, Article 1 of these articles of association shall be amended and read as follows:

“1	Definitions

1.1	In these articles of association the following words shall have the following meanings:

Annual Accounts: the Company’s annual accounts as referred to in Section 2:361 DCC;

Auditor: an auditor as referred to in Section 2:393 DCC, or an organization in which such auditors work together;

Board: the Company’s board of directors;

Board Regulations: the written rules and regulations adopted by the Board as referred to in article 21.4;

Chairman: the Non-Executive Director appointed as Chairman;

Class A Common Share: an ordinary class A share in the Company’s share capital;

Class B Common Share: an ordinary class B share in the Company’s share capital;

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Company: the Company to which these articles of association pertain;

Conversion Date: (i) if the Company is a party to the deed whereby the transfer of one or more Class B Common Share(s) that qualifies as a Conversion Event are transferred, the date of such deed, or (ii) if the Company is not a party to the deed whereby the transfer of one or more Class B Common Share(s) that qualifies as a Conversion Event are transferred, the date of service of notice of such deed, a true copy of such deed or an extract of such deed to the Company, in accordance with Article 12.1;

Conversion Event: the occurrence of any transfer of a Class B Common Share upon the enforcement of a security interest (including, but not limited to, a right of pledge) over such Class B Common Share;

Conversion Request: shall have the meaning given thereto in article 6A;

Conversion Share: a conversion share in the Company’s share capital;

Conversion Share Allocation: has the meaning given thereto in article 34.9 paragraph (a);

DCC: the Dutch Civil Code;

Director: an Executive Director or a Non-Executive Director;

Executive Director: a member of the Board appointed as executive director;

General Meeting: the corporate body of the Company consisting of Shareholders and all other Persons with Meeting Right or a meeting of Shareholders and other Persons with Meeting Right, as the case may be;

Group Company: a group company of the Company as referred to in Section 2:24b DCC;

in writing: by letter, by telecopier, by e-mail, or by a legible and reproducible message otherwise electronically sent, provided that the identity of the sender can be sufficiently established;

Management Report: the Company’s management report as referred to in Section 2:391 DCC;

Meeting Right: the right, either in person or by proxy authorized in writing, to attend and address the General Meeting;

Non-Executive Director: a member of the Board appointed as non-executive director;

Persons with Meeting Right: Shareholders, holders of a usufruct with Meeting Right and holders of a right of pledge with Meeting Right;

Persons with Voting Rights: Shareholders with voting rights, holders of a usufruct with voting rights and holders of a right of pledge with voting rights in the General Meeting;

Record Date: the twenty-eighth day prior to the date of a General Meeting, or such other day as prescribed by law;

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Share: a share in the Company’s share capital, unless the contrary is expressed this shall include each Class A Common Share, each Class B Common Share and each Conversion Share;

Shareholder: a holder of one or more Shares;

Subsidiary: a subsidiary of the Company as referred to in Section 2:24a DCC;

Transferor: shall have the meaning given thereto in article 6B; and

Vice-Chairman: the Director appointed as Vice-Chairman.”.

41	Transitional provision III

As of the first day of January two thousand twenty-seven, Article 5 paragraph 4 of these articles of association shall be deleted and the paragraphs 5 through 7 (old) of Article 5 shall be renumbered paragraphs 4 through 6 (new). At the same time, Article 5 paragraph 4 (new) shall be amended and read as follows:

“5.4

Within eight days after a conversion of one or more Class B Common Shares into Class A Common Shares and Conversion Shares referred to in article 6, the Board shall (i) file a notification thereof with the Dutch trade register, which notification must at least include the authorized capital following the conversion, and (ii) register the conversion in the register of Shareholders as referred to in article 13.”.

42	Transitional provision IV

As of the first day of January two thousand twenty-seven, Article 6 of these articles of association shall be amended and read as follows:

“6	Conversion of Shares

Each Class B Common Share can be converted into one (1) Class A Common Share and one (1) Conversion Share, subject to the provisions of this article 6. Class A Common Shares and Conversion Shares cannot be converted into other classes of Shares.

6A	Voluntary conversion of Class B Common Shares

6A.1

Each holder of one or more Class B Common Shares may request the conversion of all or part of his Class B Common Shares into Class A Common Shares and Conversion Shares in the ratio set out in article 6 by means of a written request addressed to the Board (Conversion Request). The Conversion Request must:

(a)	indicate the number of Class B Common Shares to which the Conversion Request pertains;

(b)

include a release in advance of the encumbrance that may vest on any Conversion Shares resulting from the conversion of Class B Common Shares in accordance with this article 6A, if (part of) the Class B Common Shares to which the Conversion Request pertains are encumbered with any usufruct, right of pledge, attachment or other encumbrance; and

(c)

provide for an irrevocable and unconditional power of attorney from the requesting Shareholder to the Company, with full power of substitution and governed by Dutch law, to perform the acts described in article 6A.2 paragraph (b) on behalf of such Shareholder.

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6A.2	Subject to article 6A.3:

(a)

upon receipt of a Conversion Request satisfactory to the Board, the Board shall, as soon as reasonably possible, resolve to convert the number of Class B Common Shares to which the Conversion Request pertains into Class A Common Shares and Conversion Shares in the ratio set out in article 6; and

(b)

promptly following such conversion, the requesting Shareholder shall be obliged to offer and transfer the Conversion Shares to the Company for no consideration and the Company shall accept such Conversion Shares.

6A.3

To the extent the Company would not be permitted under applicable law to acquire Conversion Shares in accordance with article 6A.2 paragraph (b), the Board shall, as soon as reasonably possible, convene a General Meeting in accordance with article 26, at which meeting it shall be proposed to the General Meeting to cancel such number of Shares (held in treasury) to allow again for the acquisition of Conversion Shares as referred to in article 6A.2 paragraph (b).

6B	Mandatory conversion of Class B Common Shares

6B.1

A Class B Common Share shall automatically convert into one (1) Class A Common Share and one (1) Conversion Share upon the occurrence of a Conversion Event in respect of such Class B Common Share, subject to the provisions of this article 6B and with effect as of the Conversion Date.

6B.2

If at any time a Conversion Share is held by anyone other than the Company following a Conversion Event, such holder of Conversion Shares (Transferor) shall be obliged to offer and transfer such Conversion Shares to the Company unencumbered (without any usufruct, right of pledge, attachment or other encumbrance and without depositary receipts issued for such Conversion Shares) and for no consideration. If and for as long as the Transferor fails to offer and transfer the relevant Conversion Shares to the Company, the voting rights (both in the General Meeting and in class meetings), Meeting Right and rights to receive distributions attached to the relevant Conversion Shares are suspended.

6B.3

If the Transferor fails to offer and transfer the relevant Conversion Shares to the Company within thirty (30) days after the Conversion Date, the Company is irrevocably empowered and authorized to offer and transfer the relevant Conversion Shares to the Company until such transaction occurs. The Company shall immediately notify the Transferor upon proceeding with the offer and transfer of Conversion Shares to the Company in accordance with this article 6B.3.

6B.4

The Board may, from time to time, establish such policies and procedures relating to the general administration of the share capital structure as it may deem necessary or advisable, and may request that

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holders of Class B Common Shares furnish affidavits or other proof to the Board as it deems necessary to verify the legal and beneficial ownership of Class B Common Shares, and to confirm that a Conversion Event has not occurred.

6B.5

To the extent the Company would not be permitted under applicable law to acquire Conversion Shares in accordance with article 6B.2 or article 6B.3, as applicable, the Board shall convene a General Meeting in accordance with article 26, at which meeting it shall be proposed to the General Meeting to cancel such number of Shares (held in treasury) to allow again for the acquisition of Conversion Shares as referred to in article 6B.2 or article 6B.3, as applicable.”.

43	Financial year

The Company’s financial year which started on the thirtieth day of December two thousand twenty-four, shall end on the thirty-first day of December two thousand twenty-five. This Article and its heading shall cease to exist after the end of the current financial year.

Accountant’s Certificate

With respect to the conversion of the Company into a public limited liability company ●, accountants in ●, the Netherlands, have prepared an accountant’s certificate in accordance with Section 2:72 of the Dutch Civil Code, showing that on the ● day of ● two thousand twenty-five the value of the assets of the Company was at least equal to ● euro (EUR ●). A copy of the accountant’s certificate shall be attached to this deed (Annex II).

End

The person appearing is known to me, civil law notary.

This deed was executed in Amsterdam, the Netherlands, on the date stated in the first paragraph of this deed. The contents of the deed have been stated and clarified to the person appearing. The person appearing has declared not to wish the deed to be fully read out, to have noted the contents of the deed timely before its execution and to agree with the contents. After limited reading, this deed was signed first by the person appearing and thereafter by me, civil law notary.

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